UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

VAREX IMAGING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒
No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

December [•], 2024
Dear Stockholder:
You are cordially invited to attend Varex Imaging Corporation’s 2025 Annual Meeting of Stockholders on Thursday, February 13, 2025 at 4:30 p.m. Mountain Time. The meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You may attend the meeting, submit your questions, and vote online during the meeting by visiting www.virtualshareholdermeeting.com/VREX2025. Specific instructions for accessing and participating in the meeting are provided in the notice, proxy card, or voting instruction form you received. The Secretary’s formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to be acted upon at the Annual Meeting.
We hope that you can join us. However, whether or not you plan to attend, please vote your shares as soon as possible so that your vote will be counted.
Sincerely,
Walter M Rosebrough, Jr
Chair of the Board

Varex Imaging Corporation
1678 S. Pioneer Road
Salt Lake City, Utah 84104
December [•], 2024
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
Varex Imaging Corporation will hold its 2025 Annual Meeting of Stockholders on Thursday, February13, 2025 at 4:30 p.m. Mountain Time. The meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the meeting, submit your questions, and vote online during the meeting by visiting www.virtualshareholdermeeting.com/VREX2025.
This Annual Meeting is being held for the following purposes:
1.
to elect seven directors to serve until the 2026 Annual Meeting of Stockholders;

2.
to approve, on an advisory basis, the compensation of our named executive officers as described in the accompanying Proxy Statement;

3.
to hold an advisory vote on how frequently (every one, two, or three years) we conduct an advisory vote of stockholders on our executive compensation;

4.
to approve the Varex Imaging Corporation 2017 Employee Stock Purchase Plan, as amended (the “Amended ESPP”);

5.
to amend the Amended and Restated Certificate of Incorporation of Varex Imaging Corporation (“Certificate of Incorporation”) to limit the liability of officers as permitted by law;

6.
to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal year 2025; and

7.
to transact any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has selected December 16, 2024 as the record date for determining stockholders entitled to vote at the Annual Meeting. A list of stockholders of record as of that date will be available for inspection during ordinary business hours at our principal executive offices at 1678 S. Pioneer Road, Salt Lake City, Utah 84104 for 10 days before the Annual Meeting. If you would like to view the list, please contact us to schedule an appointment by calling (801) 978-4186 and leaving a message.
Except for those stockholders that have already requested printed copies of our proxy materials, we are furnishing our proxy materials for this Annual Meeting to you through the Internet. On or about December [•], 2024, we mailed or emailed to stockholders as of the record date a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice by mail or email, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice explains how to access and review on the Internet all of the important information contained in our Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended September 27, 2024 (sometimes also referred to herein as the “Annual Report”), as well as how to submit your proxy over the Internet. We believe that mailing or emailing the Notice and posting other materials on the Internet allows us to provide you with the information you need more quickly while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you received the Notice and would still like to receive a printed copy of our proxy materials, you may request a printed copy of the proxy materials through the Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an email to sendmaterial@proxyvote.com.
Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible in accordance with the instructions provided to you to ensure that your vote is counted at the Annual Meeting.
By Order of the Board of Directors,
Kimberley E. Honeysett
Corporate Secretary

i

ii

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement but does not contain all of the information you should consider before voting. Please read the entire Proxy Statement carefully.
Varex Imaging Corporation (“we,” “us,” “Varex,” or the “Company”) is a leading innovator, designer and manufacturer of X-ray imaging components, including X-ray tubes, digital detectors and other image processing solutions that are key components of X-ray imaging systems.
	Annual Meeting of Stockholders	Meeting Agenda
Date:	Thursday, February 13, 2025
•
Election of seven directors to serve until the 2026 Annual Meeting of Stockholders

•
Advisory vote on executive compensation

•
Advisory vote on how frequently we conduct an advisory vote on executive compensation

•
Approval of Amended ESPP

•
Amend Certificate of Incorporation to limit liability of officers as permitted by law

•
Ratification of Deloitte as our independent registered public accounting firm for fiscal year 2025

•
Transact any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof

Time:	4:30 p.m. Mountain Time
Place:	The 2025 Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/VREX2025 and following the instructions found in the Notice of Internet Availability of Proxy Materials and this Proxy Statement
Record Date:	December 16, 2024
Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on
Voting Matters and Vote Recommendation
	Voting Matters	Board Vote Recommendation
1.	Election of directors	For each director nominee
2.	Advisory vote to approve executive compensation	For
3.	Advisory vote on frequency of when we conduct an advisory vote on executive compensation	Every one year
4.	Approval of Amended ESPP	For
5.	Approval of Amendment to Certificate of Incorporation to limit liability of officers as permitted by law	For
6.	Ratification of Deloitte as our independent registered public accounting firm for fiscal year 2025	For

Our Director Nominees
See Proposal One “Election of Directors” for more information.
The following table provides summary information about each director nominee as of December 16, 2024:
Name	Age	Director since	Occupation	Other public boards	AC	CC	NC
Kathleen L. Bardwell(FE)(I)	68	2022	Former Senior Vice President, Regulatory Affairs and Compliance at STERIS Corporation	—	M	M	—
Jocelyn D. Chertoff, M.D.(I)	69	2017	Former Chair of Radiology, Dartmouth Hitchcock Medical Center	—	—	M	C
Timothy E. Guertin(I)	75	2020	Former CEO of Varian Medical Systems, Inc.	—	—	C	M
Jay K. Kunkel(I)	65	2017	Former President Asia, Executive Vice President, Tenneco Inc.	1	M	—	M
Walter M Rosebrough, Jr.(FE)(I)(CB)	70	2018	CEO Emeritus and Senior Advisor, STERIS plc	—	M	—	M
Sunny S. Sanyal	60	2017	President and CEO, Varex	—	—	—	—
Christine A. Tsingos(FE)(I)	66	2017	Former Executive Vice President and CFO, Bio-Rad Laboratories	2	C	M	—

(FE)
Audit Committee Financial Expert

(I)
Independent Director

(CB)
Chair of the Board

C
Chair

M
Member

AC
Audit Committee

CC
Compensation and Human Capital Management Committee (“Compensation Committee”)

NC
Nominating and Corporate Governance Committee (“Nominating Committee”)

Our Board recommends that our stockholders vote “for” the election of each of the director nominees.
Corporate Governance Highlights
We are committed to having sound corporate governance principles that we believe serve the best interest of all our stockholders. Some highlights of our corporate governance practices are listed below.
•
All but one of the members of our Board of Directors (the “Board”), and all members of our key Board committees, are independent;

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Average director tenure is approximately 6.5 years as of December 16, 2024;

•
Our entire Board is required to be elected annually;

•
Our Chair is an independent non-employee director and the roles of Chair and Chief Executive Officer are separate;

•
Over 50% of our Board members are women or ethnically diverse;

•
Majority voting and director resignation policy for directors in uncontested elections;

•
Annual assessments of our Board and its committees;

•
Regular executive sessions of independent directors;

•
Regular focus on management and director succession planning;

•
Stock ownership guidelines for our directors and executive officers;

•
Broad executive officer and director anti-pledging and anti-hedging policies;

•
Annual review of our business strategy and enterprise risk;

•
Board and committee oversight of cybersecurity and sustainability matters;

•
A management level Executive Compliance Committee oversees our sustainability and compliance programs and activities; and

•
No multi-class or non-voting stock.

Advisory Vote on Executive Compensation
See Proposal Two “Advisory Vote to Approve Our Executive Compensation” for more information.
Our Board recommends that stockholders vote to approve, on an advisory basis, the compensation paid to our Named Executive Officers, as described in this Proxy Statement.
Advisory Vote on the Frequency of Stockholder Advisory Vote on Executive Compensation
See Proposal Three “Advisory Vote on the Frequency of Stockholder Advisory Vote on Executive Compensation” for more information.
Our Board recommends that stockholders vote to recommend that the Company hold an advisory vote on the compensation paid to our Named Executive Officers every one year.
Approve the Amended ESPP
See Proposal Four “Approval of the Varex Imaging Corporation 2017 Employee Stock Purchase Plan, as Amended for more information.
We ask that our stockholders approve the Amended ESPP, which was amended by our Board on November 21, 2024, subject to stockholder approval, to increase the number of shares available for issuance by 900,000 additional shares.
Approve the Amendment to the Certificate of Incorporation to Limit Liability of Officers as Permitted by Law
See Proposal Five “Approval of the Amendment to the Amended and Restated Certificate of Incorporation of Varex Imaging Corporation to limit liability of directors as permitted by law.
We ask that our stockholders approve the Certificate of Incorporation to limit the liability of officers to the extent permitted by law.
Ratify Auditor for Fiscal Year 2025
See Proposal Six “Ratification of the Appointment of Our Independent Registered Public Accounting Firm” for more information.
Our Board recommends that our stockholders ratify the selection of Deloitte as our independent registered public accounting firm for fiscal year 2025.

2026 Annual Meeting
Stockholder proposals submitted for inclusion in our 2026 proxy statement pursuant to SEC Rule 14a-8 must be received by us no later than August [•], 2025.
Notice of stockholder proposals to be raised from the floor of the 2026 Annual Meeting of Stockholders outside of SEC Rule 14a-8 must be delivered to us no earlier than October 16, 2025 and no later than November 15, 2025. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b).

GENERAL INFORMATION
Q:
Who is soliciting my proxy?

A:
The Company’s Board is sending you this Proxy Statement in connection with the Board’s solicitation of proxies for use at the 2025 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”). Certain of our directors, officers, and employees also may solicit proxies on the Board’s behalf by mail, telephone, email, or fax, or in person. We have hired Georgeson LLC to assist in soliciting proxies from brokers, bank nominees, and other stockholders.

Q:
Who is paying for this solicitation?

A:
We will pay for the solicitation of proxies. Our directors, officers, and employees will not receive additional remuneration. We expect that we will pay Georgeson LLC not more than $10,000, plus reasonable out-of-pocket expenses, and also will reimburse banks, brokers, custodians, nominees, and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our common stock.

Q:
What am I voting on?

A:
You will be voting on six proposals.

Proposal One is for the election of Kathleen L. Bardwell, Jocelyn D. Chertoff, Timothy E. Guertin, Jay K. Kunkel, Walter M Rosebrough, Jr., Sunny S. Sanyal, and Christine A. Tsingos to the Board for a one-year term ending at the 2026 Annual Meeting of Stockholders.
Proposal Two is an advisory vote on the compensation of the executive officers listed in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”) as described in this Proxy Statement.
Proposal Three is an advisory vote on how frequently to conduct an advisory vote on executive compensation.
Proposal Four is for the approval of the Amended ESPP to increase the number of shares available for issuance.
Proposal Five is for the approval of an amendment to the Certificate of Incorporation to limit the liability of officers, as permitted by law.
Proposal Six is the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2025.
Q:
Who can vote?

A:
Only our stockholders of record at the close of business on December 16, 2024 may vote. Each share of common stock outstanding on that date is entitled to one vote for each director nominee and one vote on each other matter to come before the meeting.

Q:
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials (consisting of the Notice of Annual Meeting, this Proxy Statement, the corresponding proxy form, and our Annual Report on Form 10-K for the fiscal year ended September 27, 2024 (“fiscal year 2024”)) over the Internet. Therefore, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. Starting on the date of distribution of the Notice, all stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request printed copies may be found in the Notice. If you request printed versions of the proxy materials by mail, the materials will also include a proxy card or other voting instruction form.

As permitted by SEC rules, we will deliver one Annual Report or Proxy Statement to multiple stockholders sharing the same address unless we have received contrary instructions. We will, upon written or oral request, undertake to promptly deliver a separate copy of our Annual Report or Proxy Statement to a stockholder at a shared address to which a single copy of our Annual Report or Proxy Statement was delivered and will include instructions as to how the stockholder can notify the Company that the stockholder wishes to receive a separate copy of our Annual Report or Proxy Statement in the future. Stockholders wishing to receive a separate Annual Report or Proxy Statement in the future or stockholders sharing an address wishing to receive a single copy of our Annual Report or Proxy Statement in the future may contact us at investor.relations@vareximaging.com or at:
Varex Imaging Corporation
Attention: Investor Relations
1678 South Pioneer Road
Salt Lake City, Utah 84104
(801) 972-5000
Q:
Can I receive proxy materials for future annual meetings by email rather than receiving a paper copy of the Notice?

A:
Yes, and doing so will help us further reduce the cost and environmental impact of our stockholder meetings. If you are a holder of record, you may elect to receive the Notice or other future proxy materials by email by logging into www.proxyvote.com and entering your email address before you vote if you are voting by Internet or any other time at www.computershare.com/investor. If your shares are registered in street name, please check with your broker, bank, or other nominee about how to receive future proxy materials by email. If you choose to receive proxy materials by email, next year you will receive an email with instructions on how to view those materials and vote before the next annual meeting. Your choice to obtain documents by email will remain in effect until you notify us otherwise.

Q:
What is the difference between a stockholder of record and a “street name” holder?

A:
If your shares are registered directly in your name with Computershare Trust Company, N.A., our stock transfer agent, you are considered the stockholder of record for those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank or other nominee how to vote their shares using the method described under “How do I vote and how do I revoke my proxy?” below.
Q:
How do I vote and how do I revoke my proxy?

A:
If you hold your shares in your own name as a stockholder of record, you may vote your shares either online at the virtual meeting or by proxy. To vote at the meeting, please visit www.virtualshareholdermeeting.com/VREX2025 and vote when indicated. To vote by proxy, please vote in one of the following ways:

1.
Via the Internet.   You may vote through the Internet at www.proxyvote.com by following the instructions provided in the Notice.

2.
Via Telephone.   If you received your proxy materials or request printed copies by mail, stockholders located in the United States may vote by calling the toll-free number found on the proxy card.

3.
Via Mail.   If you received your proxy materials or request printed copies by mail, you may vote by mail by marking, dating, signing, and mailing the proxy card in the envelope provided.

Voting by proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote — by voting online at the virtual meeting, you automatically revoke your proxy. You also may revoke your proxy at any time before the applicable voting deadline (11:59 p.m. Eastern Time on February 12, 2025) by giving our Secretary written notice of your revocation, by submitting a later- dated proxy card or by voting again using the telephone or Internet (your latest telephone or Internet proxy is the one that will be counted).

If you vote by proxy, the individuals named as proxyholders will vote your shares as you instruct. If you vote your shares over the telephone, you must select a voting option — “For,” “Withhold Authority,” or “Abstain” (for Proposal One), “For,” “Against,” or “Abstain” (for Proposals Two, Four, Five, and Six), and every “1 Year,” “2 Years,” “3 Years,” or “Abstain” (for Proposal Three) — for your proxy to be counted on that matter. If you validly vote your shares over the Internet or by mail but do not provide voting instructions on all or any voting proposal, the individuals named as proxyholders will vote your shares FOR each of the director nominees, FOR Proposal Two, every 1 Year for Proposal Three, FOR Proposal Four, FOR Proposal Five, and FOR Proposal Six. In that case, the proxyholders will have full discretion and authority to vote in the election of directors.
If your shares are registered in street name, you must vote your shares in the manner prescribed by your broker, bank, or other nominee. In most instances, you can do this over the telephone or Internet, or if you have received or request a hard copy of the Proxy Statement and accompanying voting instruction form, you may mark, sign, date, and mail your voting instruction form in the envelope your broker, bank, or other nominee provides. The materials that were sent to you have specific instructions for how to submit your vote and the deadline for doing so. If you hold shares in street name and would like to revoke your proxy, you must follow the broker, bank, or other nominee’s instructions on how to do so. If you wish to vote online at the virtual meeting, you must obtain a legal proxy from the broker, bank, or other nominee holding your shares.
Q:
What is the deadline for submitting a proxy?

A:
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. To be counted, proxies submitted by telephone or the Internet must be received by 11:59 p.m. Eastern Time on February 12, 2025. Proxies submitted by mail must be received prior to the start of the Annual Meeting.

Q:
What constitutes a quorum?

A:
On the record date, we had 41,231,000 shares of common stock, $0.01 par value, outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the issued and outstanding stock entitled to vote at the Annual Meeting are present online at the virtual meeting or represented by proxy.

Q:
What are abstentions and broker non-votes and how do they affect voting?

A:
Abstentions — If you specify that you wish to “abstain” from voting on an item, your shares will not be voted on that item. Abstentions are counted toward establishing a quorum. Abstentions have no effect on the election of directors but are included in the shares entitled to vote on Proposals Two through Six. On Proposals Two through Six abstentions have the effect of a vote against the proposal.

Broker Non-Votes — If your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote these shares on certain “routine” matters, such as the ratification of the appointment of the independent registered public accounting firm. However, on non- routine matters such as the election of directors and the advisory vote to approve executive compensation, your broker must receive voting instructions from you, as your broker does not have discretionary voting power for those particular items. So long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum but will have no effect on the proposal because they are not “entitled to vote” on the matter. When voted on “routine” matters, broker non-votes are counted toward determining the outcome of that “routine” matter.
Q:
What vote is needed?

A:
For Proposal One, the election of directors, a majority of the votes cast at the Annual Meeting at which a quorum is present shall elect the nominees for director. For purposes of the election of directors, a “majority of votes cast” means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include direction to “withhold” authority in each case and exclude “abstentions” with respect to that director’s election.

For Proposals Two, Four, and Six an affirmative vote of the majority of shares present online at the virtual meeting or represented by proxy at the Annual Meeting and entitled to vote is required.
For Proposal Three, if none of the frequency alternatives (one, two, or three years) receives the affirmative vote of a majority of the shares present at the Annual Meeting, we will consider the frequency that receives the highest number of votes to be the frequency that has been selected by our stockholders.
For Proposal Five, an affirmative vote of the majority of shares outstanding is required.
Q:
Is cumulative voting permitted for the election of directors?

A:
No, in accordance with our certificate of incorporation, you may not cumulate your votes for the election of directors.

Q:
What happens if the director nominees do not receive a majority of votes cast at the Annual Meeting?

A:
In an uncontested election, if a nominee for director who is an incumbent director is not elected and no successor has been elected at the Annual Meeting, our Bylaws indicate that the director is to promptly tender his or her resignation to the Board. The Nominating Committee will then make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. After considering the Nominating Committee’s recommendation, the Board will decide to act on the tendered resignation and publicly disclose its decision. Any director who tenders his or her resignation will not participate in the recommendation of the Nominating Committee or the decision of the Board with respect to his or her resignation. If the director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If the director’s resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board pursuant to the provisions of our Bylaws.

Q:
Can I vote on other matters?

A:
You are entitled to vote on any other matters that are properly brought before the Annual Meeting. Our Bylaws limit the business conducted at any annual meeting to (1) business in the notice of the annual meeting, (2) business directed by the Board and (3) business brought by a stockholder of record entitled to vote at the meeting so long as the stockholder has met the requirements for submitting stockholder proposals provided in our Bylaws. Under our Bylaws, a stockholder must notify our Secretary in writing (at our Salt Lake City, Utah headquarters) of the proposal not less than 90 days nor more than 120 days before the anniversary of the prior year’s annual meeting, which for the 2026 Annual Meeting of Stockholders will be no earlier than October 16, 2025 and no later than November 15, 2025. The notice must give a brief description of the business to be brought before the annual meeting, the reasons for conducting the business and the text of the proposal, as well as the name and address of the stockholder giving the notice and the beneficial owner on whose behalf the proposal is made, the number of shares owned and information about that beneficial ownership, all as detailed in our Bylaws. The notice must also describe any material interest the stockholder or beneficial owner has in the business and arrangements between such stockholder or beneficial owner and any other person in connection with the proposal and must include certain representations, all as detailed in our Bylaws.

We do not currently expect any matters other than those listed in this Proxy Statement to come before the Annual Meeting. If any other matter is presented, your proxy gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934 (the “Exchange Act”).
Q:
When must I submit a proposal to have it considered for presentation in next year’s proxy materials?

A:
To have your stockholder proposal be considered for presentation in the proxy statement and proxy card for our 2026 Annual Meeting of Stockholders, rather than just voted upon at the meeting without inclusion in the proxy statement and proxy card, a stockholder must submit to our Secretary (at our Salt Lake City, Utah headquarters) a written proposal no later than August [•], 2025. The submission must contain the information required under Rule 14a-8 under the Exchange Act.

Q:
How do I suggest potential candidates for director positions?

A:
A stockholder may suggest one or more potential candidates for consideration by the Board as nominees for election as one of our directors at an annual meeting of stockholders. This can be done by notifying our Corporate Secretary in writing (at our Salt Lake City, Utah headquarters) not less than 90 days nor more than 120 days before the anniversary of the prior year’s annual meeting, which for the 2026 Annual Meeting of Stockholders will be no earlier than October 16, 2025 and no later than November 15, 2025. The notice must include all information about the potential candidate that must be disclosed in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including the potential candidate’s written consent to being named as a nominee and serving as a director) and a description of all material monetary agreements during the past three years and any other material relationships, between such stockholder and a beneficial owner on whose behalf the potential candidacy is made and their affiliates and associates, or others acting in concert, on the one hand, and each potential candidate, and his/her affiliates and associates, or others acting in concert, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the stockholder were a “registrant,” all as described in our Bylaws. The notice must also include certain additional information about and representations by the stockholder and/or the beneficial owner, all as detailed in our Bylaws.

In addition to satisfying the foregoing requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b).
Q:
How does the Board select nominees for election to the Board?

A:
The Nominating Committee will consider potential candidates for directors submitted by stockholders, in addition to those suggested by other Board members and members of our management, and does not evaluate potential candidates differently based upon the source of the potential candidate. The Nominating Committee considers and evaluates each properly submitted potential candidate for director in an effort to achieve a balance of skills and characteristics on the Board, as well as to ensure that the composition of the Board at all times adheres to the independence requirements applicable to companies listed on the Nasdaq Global Select Stock Market (“Nasdaq”) and other regulatory requirements applicable to us. Please refer to “Proposal One — Election of Directors” and our Corporate Governance Guidelines for additional details on our policy, process, and membership criteria. A stockholder may recommend potential candidates for director by notifying our Corporate Secretary in writing (at our Salt Lake City, Utah headquarters) as detailed in the question and answer above.

Q:
How may I communicate with the Board?

A:
Stockholders and other interested parties may communicate directly with the Board, the Board’s Chair or any other director or with the independent directors as a group or any other group of directors through the Board’s Chair by sending an email to boardofdirectors@vareximaging.com. Messages received will be forwarded to the appropriate director or directors.

Q:
When and where is the Annual Meeting being held?

A:
Our Annual Meeting will be a virtual meeting only and will be conducted via live audio webcast, available at www.virtualshareholdermeeting.com/VREX2025, beginning at 4:30 p.m. Mountain Time on Thursday, February 13, 2025. There will be no physical meeting location. Although our Annual Meeting will be held online as a virtual meeting only, stockholders who held shares as of the record date for the meeting can still participate in the virtual meeting (see below for additional details). If you have any questions about attending the Annual Meeting, please contact our Investor Relations department at investor.relations@vareximaging.com.

Q:
How can I attend the Annual Meeting?

A:
Stockholders who owned shares as of the close of business on December 16, 2024 are entitled to attend and vote at the Annual Meeting. To participate in the meeting, including to vote, ask questions, and view the list of registered stockholders as of the record date during the meeting, stockholders of record should:

•
Navigate to www.virtualshareholdermeeting.com/VREX2025; and

•
enter the 16-digit control number found on your proxy card or the Notice and follow the instructions on the website.

If your shares are held in street name and your voting instruction form or the Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in, and vote at the meeting with the 16-digit access code indicated on that voting instruction form or the Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the meeting. You will be allowed to log in as early as 30 minutes before the start time on Thursday, February 13, 2025.
The virtual meeting platform is supported across internet browsers and devices (e.g., desktops, laptops, tablets, and cell phones). If you intend to join the live webcast, you should ensure that you have a strong Wi-Fi or internet connection. We encourage you to access the virtual meeting before it begins, and you should give yourself plenty of time to log in and ensure that you can hear streaming audio prior to the start of the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.
In the event technical issues or other events delay or disrupt our ability to convene the meeting for longer than 30 minutes, we will make an announcement on the Investors page of our website at www.vareximaging.com regarding a date and/or time for reconvening the Annual Meeting. In the event of disorder, technical malfunction or other significant problem that disrupts the Annual Meeting, the chair of the meeting may adjourn, recess, or expedite the 2025 Annual Meeting, or take such other action as the chair of the meeting determines is appropriate in light of the circumstances.
Q:
How can I ask a question at the Annual Meeting?

A:
If you have a question about one of the matters on the agenda at the Annual Meeting, such question may be submitted in the field provided on the meeting website at or before the time the matters are before the Annual Meeting for consideration. We will answer questions related to any matters in the agenda to be voted on before the voting is closed.

Following adjournment of the formal business of the Annual Meeting, we will address appropriate general questions from stockholders regarding the Company. Such questions may be submitted into the field provided on the meeting website during the Annual Meeting. In the event that questions of general concern that meet the Board’s guidelines are not answered during the Annual Meeting, answers to such questions will be posted on the Investors page of our website at www.vareximaging.com promptly after the Annual Meeting.
If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, such matters may be raised separately before or after the Annual Meeting by contacting Investor Relations at investor.relations@vareximaging.com.
Q:
How can I find the results of the Annual Meeting?

A:
Preliminary results will be announced at the Annual Meeting. Final results will also be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

VIRTUAL MEETING PHILOSOPHY
We will hold our Annual Meeting as a virtual meeting via the Internet. The Board believes that holding the annual meeting of stockholders in a virtual format provides the opportunity for participation by a broader group of stockholders and reduces the costs associated with planning, holding, and arranging logistics for in-person meeting proceedings. The Board welcomes stockholder participation in the virtual meeting and desires an experience as close as possible to the traditional in-person meeting format and takes the following steps to ensure such an experience:
•
providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;

•
providing stockholders with the ability to submit appropriate questions in real-time during the meeting;

•
answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination;

•
publishing all questions submitted in accordance with the meeting rules of conduct with answers following the meeting, including those not addressed directly during the meeting; and

•
offering separate engagement opportunities with stockholders on appropriate matters of governance or other relevant topics as outlined above under the General Information section in this Proxy Statement.

PROPOSAL ONE — ELECTION OF DIRECTORS
BOARD RECOMMENDATION VOTE “FOR” THE NOMINEES
Our Board; Selection of Nominees
At this Annual Meeting, you and the other stockholders will elect seven individuals to serve as directors. Our entire Board is subject to election at each annual meeting of stockholders, and each director will serve until his or her successor has been elected, unless such director dies, resigns, retires or is disqualified or removed.
Our Nominating Committee is charged with identifying, evaluating, and recommending director nominees to the full Board. There are no minimum qualifications for director nominees. The Nominating Committee generally seeks individuals who have or provide some, or all, of the following characteristics:
•
knowledge about our industries and technologies;

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international business experience;

•
cultural, gender, ethnic or age diversity (although we do not maintain a formal diversity policy);

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experience in financial oversight, and a strong reputation with the financial community;

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experience in business management and the potential to succeed top management in the event of unexpected necessary Board intervention;

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broad experience at the policy making level in business, government, education, technology, or public interest; or

•
business contacts, knowledge or influence useful to our business and product lines.

We believe that all of our directors should be committed to enhancing stockholder value, representing the interests of all stockholders, and dedicating sufficient time to carry out their duties and to provide insight and practical wisdom based on their experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform and carry out all director duties in a responsible manner. The Board believes that directors who are full-time employees of other companies should not serve on more than three public company boards at one time, and that directors who are retired from full-time employment should not serve on more than four public company boards. Additionally, a director who is a member of the Audit Committee cannot sit on more than three public company audit committees without the approval of the full Board and unless such member is a retired certified public accountant, chief financial officer, or controller or held a similar position. A director may not serve on a board of a competitor or a company with a significant competitive line of products to those offered by Varex. Further, our Board and Nominating Committee are committed to actively seeking highly qualified individuals with diverse backgrounds and experience from which new candidates are selected.
When seeking new director candidates, the Nominating Committee will consider potential candidates for directors submitted by Board members, members of our management and our stockholders. The Nominating Committee does not evaluate candidates differently based upon the source of the nominee.
To ensure we stay responsive to evolving stockholder needs, we hold annual director elections and we continually strive to maintain the optimal mix of skills and perspectives for effective stewardship. As of the end of fiscal year 2024, four of our seven Board members were women or ethnically diverse.
The individuals named as proxyholders will vote your proxy for the election of the nominee directors unless you direct them to withhold your vote. If any nominee becomes unable to serve as a director before the Annual Meeting (or decides not to serve), the individuals named as proxyholders may vote for a substitute.
Each of the nominees have been recommended by the Nominating Committee and nominated by the Board for election by the stockholders to a one-year term ending at the 2026 Annual Meeting of Stockholders. Set forth below are the names and ages as of December 16, 2024 of these nominees, the years they became directors, their principal occupations or employment for at least the past five years, and the names of other public companies for which they serve as a director or have served as a director during the past five years. Also set forth are the specific experience, qualifications, attributes, or skills that led our Nominating Committee to conclude that each person should serve as a director. All our directors have held high-level positions in their fields and have experience in dealing with complex issues. We believe that each is an individual of high character and integrity and exercises sound judgment.
Kathleen L. Bardwell Age: 68 Director Since: 2022 Independent Varex Committee Memberships • Audit Committee • Compensation Committee
Principal occupation, business experience and directorships
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Positions at STERIS Corporation

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Senior Vice President, Regulatory Affairs & Compliance (2019 – 2021)

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Senior Vice President, Chief Compliance Officer (2008 – 2019)

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Prior to STERIS Corporation, served in several leadership roles including Vice President, Internal Audit and Tax for Cole National Corporation, a global leader in optical healthcare

•
Prior Public Company Board Memberships in Past Five Years: First Financial Bancorp

Experience, qualifications, attributes, or skills supporting directorship
•
35 years of audit and accounting experience coupled with extensive background in the field of quality and regulatory affairs for a multi-national medical device company

•
Certified Public Accountant (CPA) since 1989; Certification in Risk Management Assurance (CRMA) designation since 2013

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Extensive experience in regulatory affairs, compliance, corporate governance and ESG matters

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Experience serving on public company boards and committees, including audit and nominating committees, as well as audit committee chair

Jocelyn D. Chertoff, M.D. Age: 69 Director Since: 2017 Independent Varex Committee Memberships • Compensation Committee • Nominating Committee (Chair)
Principal occupation, business experience and directorships
•
Positions at Dartmouth Hitchcock Medical Center

•
Chair of the Department of Diagnostic Radiology and Vice President of the Regional Radiology Service Line (2015 – 2024)

•
Interim Chair of the Department of Diagnostic Radiology (2014 – 2015)

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Vice Chair of the Department of Diagnostic Radiology (2004 – 2012)

•
Practicing Radiologist since 1991

Experience, qualifications, attributes, or skills supporting directorship
•
Deep knowledge and experience in radiology

•
Provides significant end-user perspective to assist with product development as well as with relationships with existing and prospective X-ray imaging system manufacturers

•
Experience serving on a number of non-profit boards and committees

Timothy E. Guertin Age: 75 Director Since: 2020 Independent Varex Committee Memberships • Compensation Committee (Chair) • Nominating Committee
Principal occupation, business experience and directorships
•
Positions at Varian Medical Systems, Inc.

•
Chief Executive Officer (2006 – 2012)

•
President (2005 – 2012)

•
Chief Operating Officer (2004 – 2006)

•
Corporate Executive Vice President (2002 – 2005)

•
President, Oncology Systems (1992 – 2005)

•
Prior Public Company Board Memberships in Past Five Years: Teradyne, Inc., Varian Medical Systems, Inc

Experience, qualifications, attributes, or skills supporting directorship
•
Deep knowledge of Varex’s management structure, strategy, and users of Varex’s technology, which he gained over more than 30 years with the former parent company of Varex

•
Broad experience in product development, regulatory, marketing, financial and operational matters

•
Past service on the board of directors of Acelity L.P., Inc., a privately held global advanced wound care company

•
Service on the board of healthcare and technology industry organizations and service as a former director and chairman of the board of directors of TechAmerica (a nationwide technology trade association)

•
Service on the board of trustees and as treasurer of the Radiation Oncology Institute, a non-profit organization engaged in cancer treatment research

Jay K. Kunkel Age: 65 Director Since: 2017 Independent Varex Committee Memberships • Audit Committee • Nominating Committee
Principal occupation, business experience and directorships
•
President Asia, Executive Vice President, Tenneco Inc., one of the world’s largest manufacturers of ride performance and clean air products and systems for automotive and commercial vehicles (2018 – 2020)

•
President Asia Pacific, Member of the Executive Counsel, and Company Officer, Lear Corporation, a global leader in automotive and e-systems (2013 – 2018)

•
Positions at Continental AG, an automotive manufacturing company

•
President Asia, Member of the Management Board (2007 – 2013)

•
President Asia, Automotive Systems Division, Member of the Management Board (2005 – 2007)

•
Positions at PwC Financial Advisory Services

•
Head of Corporate Finance and M&A Advisory

•
Managing Director and Regional Leader of Automotive & Manufacturing Practice

•
Prior to joining PwC, held various positions at Visteon Automotive Systems, Mitsubishi Motor Sales of America, and Chrysler Corporation

•
Other Current Public Company Board Memberships: Magna International, one of the world’s largest suppliers of mobility technology in the automotive space (2023 to present)

Experience, qualifications, attributes, or skills supporting directorship
•
Extensive experience in manufacturing operations and the industrial market

•
International experience, including in key markets in Asia

•
Deep knowledge and core skills in corporate development and mergers and acquisitions

•
Expertise in project management and restructuring operations

Walter M Rosebrough, Jr. Age: 70 Director Since: 2018 Chair Since: 2023 Independent Varex Committee Memberships • Audit Committee • Nominating Committee
Principal occupation, business experience and directorships
•
CEO Emeritus and Senior Advisor, STERIS plc, a provider of infection prevention and other procedural products and services (2021 – present)

•
President and Chief Executive Officer and Director, STERIS plc (2007 – 2021)

•
Prior to joining STERIS, served as President and Chief Executive Officer of Coastal Hydraulics, Inc.; also served in various executive positions in medical device and service businesses, including Chief Executive Officer, at Hill-Rom (purchased by Baxter), a global leader in patient support systems, therapeutic products, and workflow information technology

•
Prior Public Company Board Memberships in the Past Five Years: STERIS plc

Experience, qualifications, attributes, or skills supporting directorship
•
Service as a director and chief executive officer of a public company

•
Over 40 years in the healthcare industry in various senior executive roles, including 25 years as chief executive officer

•
Leadership experience in many major business functions, including product development, business development, manufacturing, finance, and marketing

•
Experience leading ventures ranging in scale from start-up operations to multi-billion-dollar multinational businesses

•
Service on the following healthcare industry boards: AAMI (Association for the Advancement of Medical Instrumentation — Chair), AdvaMed (Advanced Medical Technology Association — Former Executive Committee, Compensation Committee Chair, and Finance Committee Chair), MDMA (Medical Device Manufacturers Association), and Health Insights (Former Chair).

Sunny S. Sanyal Age: 60 Director Since: 2017
Principal occupation, business experience and directorships
•
President and Chief Executive Officer, Varex Imaging Corporation (January 2017 – Present)

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Senior Vice President and President, Imaging Components, Varian Medical Systems, Inc. (2014 – 2017)

•
Chief Executive Officer, T-System Inc., an information technology solutions and services provider (2010 – 2014)

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Positions at McKesson Corporation, a healthcare services and information technology company

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Chief Operating Officer, McKesson Provider Technologies (2006 – 2010)

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Group President, Clinical Information Systems division (2004 – 2006)

•
Previous management positions with GE Healthcare, Accenture, and IDX Systems Corporation

Experience, qualifications, attributes, or skills supporting directorship
•
Extensive experience in medical device and healthcare industry

•
Key insight into Varex through his leadership position within Varian’s Imaging Components business before becoming our President and Chief Executive Officer

•
Significant public company operational experience

Christine A. Tsingos Age: 66 Director Since: 2017 Independent Varex Committee Memberships • Audit Committee (Chair) • Compensation Committee
Principal occupation, business experience and directorships
•
Executive Vice President and Chief Financial Officer, Bio-Rad Laboratories, Inc., a leader in life science research and clinical diagnostics markets (2002 – 2019)

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Chief Operating Officer, Chief Financial Officer and consultant, Attest Systems, Inc., a leading software company in the IT asset management sector

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Chief Financial Officer, Tavolo, Inc., a leading online retailer of specialty food, cookware, and cooking-related content

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Vice President and Treasurer, Autodesk, Inc., a leading developer of design software

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Assistant Treasurer, The Cooper Companies, Inc., a global healthcare manufacturer of vision-related products

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Other Current Public Company Board Memberships: Onto Innovation Inc., a manufacturer of semiconductor equipment and Envista Holdings Corporation, a global dental products company

•
Prior Public Company Board Memberships in the Past Five Years: Telesis Bio, Inc.

Experience, qualifications, attributes, or skills supporting directorship
•
Expertise in finance, operations, and financial reporting matters

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Extensive experience and critical insights in financial management, strategic planning, acquisitions, treasury, and investor relations

•
Over 25 years of public company experience and a proven track record, including being named Bay Area CFO of the Year in 2010 and among the Most Influential Women in Business 2008 – 2012

•
Board and committee service for other public companies, including service as audit chair

Director Qualifications Matrix
The following matrix is provided to illustrate the skills and qualifications of the nominated members of our Board and demonstrate our commitment to inclusiveness and diversity.
	Bardwell	Chertoff	Guertin	Kunkel	Rosebrough	Sanyal	Tsingos
Leadership	•	•	•	•	•	•	•
Component Manufacturing			•	•	•	•
Medical	•	•	•		•	•	•
Industrial/Security			•	•	•	•
Financial	•	•	•	•	•	•	•
Gender, Ethnic, or National Diversity	•	•				•	•
International Experience	•		•	•	•	•	•
Board Diversity Matrix
The following matrix is provided in accordance with applicable Nasdaq listing requirements and each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f)(1).
Board Diversity Matrix (as of December 16, 2024)
Total Number of Directors	7
Gender	Female	Male	Non-Binary	Did Not Disclose
Number of directors based on gender identity	3	4	0	0
Number of directors who identify in any of the demographic categories below
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Governance of the Company
Overview
We are committed to strong corporate governance. Our governance policies and practices include:
Ethical Conduct and Strong Governance
•
The Board’s Corporate Governance Guidelines articulate clear corporate governance policies, which include basic director duties and responsibilities.

•
The fundamental responsibility of the Board is to represent the interests of our stockholders. However, in carrying out this responsibility, the Board may take into consideration the interests of other stakeholders. In fulfilling its responsibilities, the Board performs the following principal functions: (i) selecting, evaluating, compensating and, where necessary, replacing our Chief Executive Officer and other executive officers; (ii) approving corporate strategy, annual operating budgets, mergers and acquisitions over a certain threshold and significant financings; (iii) providing general oversight of our business; (iv) evaluating and establishing Board processes, performance and compensation; (v) selecting directors; and (vi) monitoring legal and ethical conduct.

•
The Board has adopted a Code of Conduct applicable to all our employees, including our executive officers, and to our directors.

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We have a hotline for employees to report concerns regarding ethics and financial matters, including accounting, internal controls, and audit concerns, and have established procedures for anonymous submission of these matters.

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Each director is responsible for disclosing to the Nominating Committee and Chief Legal Officer situations that he or she reasonably believes give rise to a potential conflict of interest or related person transactions. The Board, upon recommendation of the Nominating Committee and after consultation with legal counsel, determines on a case-by-case basis or where it deems appropriate by specific category whether such a conflict of interest or related person transaction exists. Please refer to the discussion under “Certain Relationships and Related Transactions” for more information.

•
The Board conducts an annual assessment of its effectiveness and the effectiveness of each of its committees.

•
Directors are expected to attend all stockholder meetings.

•
The Board encourages directors to participate in developmental continuing education programs applicable to their position as a director of the Company, including, but not limited to, those recommended by the Nominating Committee.

Director Independence
•
We have an independent non-employee director as Chair, and our Bylaws mandate that the roles of Chair and Chief Executive Officer must be separated.

•
Other than Mr. Sanyal, our Chief Executive Officer, all our Board members are independent of the Company and our management. The definition of “independent” is included in our Corporate Governance Guidelines, which can be found through the “Corporate Governance” link on the Investors page on our website at www.vareximaging.com.

•
All members of our Board committees — the Audit Committee, the Compensation Committee, and the Nominating Committee — are independent.

Majority Voting
•
Our Bylaws and Corporate Governance Guidelines include a majority voting standard for uncontested director elections. Under this standard, if the number of nominees timely nominated for an annual meeting does not exceed the number of directors to be elected, each director shall be elected if the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include direction to withhold authority in each case and exclude abstentions with respect to that director’s election. Any incumbent director who is not re- elected by the majority voting standard will be required to tender his or her resignation promptly following the certification of the stockholders’ vote. The Nominating Committee will consider such resignation and recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating Committee’s recommendation at the next regularly scheduled Board meeting following receipt of such recommendation and will promptly disclose publicly its decision regarding whether to accept the director’s resignation.

Board Structure
•
Our entire Board is elected annually.

•
Our Board is committed to inclusiveness and diversity, and more than 50% of our Board is diverse.

•
Our Board has adopted a guideline for director retirement that provides that nominees for directors should be 75 years or younger at the time of their election or re-election. This guideline may be waived if the Board deems it appropriate.

•
Our Board does not believe that rotating committee members at set intervals should be mandated as a policy since there may be reasons at a given point in time to maintain an individual Board member’s committee membership for a longer period. However, for the Board’s standing committees, our guidelines state that the Nominating Committee should consider recommending a new member to each committee every three years and rotating the Chair of a committee as appropriate.
•
The annual cycle of agenda items for Board and committee meetings reflects Board and committee requests and changing business and legal issues. The Board receives regularly scheduled presentations from our finance, legal and compliance departments and major business units and operations, and reviews enterprise risk at least annually. The Board’s and committees’ annual agendas include review of, among other items, our long-term strategic plans and periodic reports on progress against these plans, emerging and disruptive technologies, potential acquisition or investment targets, capital projects, the evaluation of our Chief Executive Officer and management, and Board succession.

Director and Executive Compensation
•
The Board has adopted stock ownership guidelines for our directors and executive officers. Each non-employee director is expected to own shares valued at five times the directors’ annual retainer fee. Our Chief Executive Officer is expected to own shares valued at six times base salary, our Chief Financial Officer at three times base salary, and each of our other executive officers at one times base salary. Individuals who become subject to these stock ownership guidelines are generally required to achieve the applicable ownership level within five years of first becoming subject to the guidelines.

•
The Board has adopted a Compensation Recovery Policy to recover certain cash and equity incentive payments made to executives in the event of a restatement of our financial statements.

Director Independence
The Board has determined that Ms. Bardwell, Dr. Chertoff, Mr. Guertin, Mr. Kunkel, Mr. Rosebrough, and Ms. Tsingos, are “independent” for purposes of SEC regulations, Nasdaq listing requirements, and under our Corporate Governance Guidelines. Mr. Sanyal, our President and Chief Executive Officer, is an employee and therefore not “independent.” The Board considered transactions and relationships (such as Ms. Tsingos’ service on the board of Envista Holdings Corporation, the parent company to a customer of the Company), both direct and indirect, between each director (and his or her immediate family) and the Company and its subsidiaries and affirmatively determined that none of Ms. Bardwell, Dr. Chertoff, Mr. Guertin, Mr. Kunkel, Mr. Rosebrough, or Ms. Tsingos have any material relationship, either direct or indirect, with us other than as a director and stockholder.
Board Meetings
The Board met nine times in fiscal year 2024. Each of the regularly scheduled Board meetings included executive sessions of either the independent directors or the non-management directors, or both, with Mr. Rosebrough presiding at such meetings. We have three standing committees of the Board: the Audit Committee, the Compensation Committee, and the Nominating Committee. Each current director attended at least 75% of the total Board meetings and meetings of the committees on which such director served that were held in fiscal year 2024. Directors are encouraged to attend meetings of committees on which they do not serve as members. All our directors are strongly encouraged to attend our annual meetings of stockholders. All the directors then serving on the Board were present at our 2024 Annual Meeting.
Board Leadership Structure
The Board has adopted Corporate Governance Guidelines designed to promote the functioning of the Board and its committees. The Corporate Governance Guidelines and our Bylaws address Board composition, Board functions and responsibilities, qualifications, leadership structure, committees, and meetings.
Our Bylaws require that the Chair of the Board be chosen from among the directors and may not be the Chief Executive Officer. The Board has determined that having a director who is “independent” within the meaning of the Nasdaq listing standards serve as Chair and Mr. Sanyal serve as Chief Executive Officer is in the best interests of the stockholders. At this time we have separated the roles of Chief Executive Officer and Chair in recognition of the differences between the two roles, and we believe the separation of roles improves Board engagement and oversight. The duties of the Chair of the Board and the Chief Executive Officer are set forth in the table below:
Chair of the Board	Chief Executive Officer

•
Coordinates agendas for Board meetings, information flow to the Board and other matters pertinent to the Company and the Board

•
Presides over meetings of the full Board, including executive sessions of independent directors

•
Serves as a liaison to and acts as a communication channel between the Board and our Chief Executive Officer

•
Presides over meetings of stockholders

•
Sets and oversees execution of our corporate strategic direction

•
Creates and implements our vision, values and mission that steer our culture

•
Leads our affairs, subject to the overall direction and supervision of the Board and its committees and subject to such powers as reserved by the Board and its committees

The Board believes that this overall structure of a separate Chair of the Board and Chief Executive Officer results in an effective balancing of responsibilities, experience and independent perspectives that meets the current corporate governance needs and oversight responsibilities of the Board. The Board also believes that this structure benefits our Company by enabling our Chief Executive Officer to focus on strategic matters while the Chair of the Board focuses on Board process and governance matters.
The Board’s Role in Risk Oversight
We face many risks, including operational, economic, financial, legal, regulatory and competitive risks. Our management is responsible for the day-to-day management of the risks we face. While our Board as a whole has ultimate responsibility for the oversight of risk management, it administers its risk oversight role in part through the Board committee structure, with the Audit Committee, the Compensation Committee, and the Nominating Committee responsible for monitoring and reporting on the material risks associated with their respective subject matter areas.
The Board’s role in our risk oversight process includes receiving regular reports from members of senior management, as well as internal audit and external advisors, on areas of material risk to us, including operational, economic, financial, legal, regulatory and competitive risks. The full Board (or the appropriate committee in the case of risks that are reviewed by a particular committee) receives these reports from those responsible for the relevant risk in order to enable it to understand our risk exposures and the steps that management has taken to monitor and control these exposures. When a committee receives the report, the Chair of the relevant committee generally provides a summary to the full Board at the next Board meeting, unless all board members were present at the committee meeting. This enables the Board and its committees to coordinate the risk oversight role. The Audit Committee assists the Board in oversight and monitoring of principal risk exposures related to financial statements, legal, ethical compliance, information security, regulatory, and other matters, as well as related mitigation efforts. The Compensation Committee assesses, at least annually, the risks associated with our compensation policies. The Nominating Committee assists the Board in oversight of risks that we have relative to compliance with corporate governance standards. The Audit Committee, the Compensation Committee, and the Nominating Committee share oversight of different aspects of our ESG programs.
Cybersecurity Risk Oversight
We have a risk-based cybersecurity program and a dedicated team of cybersecurity professionals focused on protecting our data and information systems. With Board and Audit Committee oversight, as part of our annual enterprise-wide risk management process, we assess and manage the material risks associated with cybersecurity. Our Board, both directly and through the delegation of responsibilities to the Audit Committee, is responsible for the oversight of risks from cybersecurity threats. At least annually, the Audit Committee receives an overview from management of our cybersecurity strategy, programs, and risk mitigation activities, as well as other developments and action items related to cybersecurity. In its meetings, the Audit Committee has the opportunity to discuss these matters with the head of our Information

Technology department and other members of executive management. Members of the Board are also encouraged to engage in ad hoc conversations with management on cybersecurity-related news events and discuss any updates to our cybersecurity risk management and strategy programs.
Our cybersecurity program includes a variety of processes to assess, identify and manage risks from cybersecurity threats arising from our own and third-party provided systems. In the event of a suspected incident, our incident response plan outlines the steps to be followed from incident detection to mitigation, recovery, notification, and disclosure as appropriate. This program also includes maintenance by the Company of insurance coverage to defray the cost in the event of a cybersecurity breach.
In the last three fiscal years, we have not experienced any material cybersecurity incidents and the expenses we have incurred from cybersecurity incidences were immaterial. This includes penalties and settlements, of which there were none.
Board Committees and Committee Meetings
Each of our standing committees has a written charter approved by the Board that clearly establishes the committee’s roles and responsibilities. Copies of the charters for the Audit Committee, the Compensation Committee, and the Nominating Committee, as well as our Corporate Governance Guidelines, Code of Conduct, and Human Rights Policy can be found through the “Corporate Governance” link on the Investors page on our website at www.vareximaging.com.
Audit Committee
Chair: Ms. Tsingos
Additional Members: Ms. Bardwell, Mr. Kunkel, and Mr. Rosebrough
Meetings in Fiscal Year 2024: 8
Committee Functions:
•
Oversees our accounting and financial reporting process and audits of financial statements.

•
Assists the Board in oversight and monitoring of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements and the effectiveness of related compliance programs, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of our internal audit function and of the independent registered public accounting firm and (v) the principal risk exposures we face that are related to financial statements, legal, regulatory and other similar matters, such as risks related to cybersecurity, data privacy and other risks relevant to computerized information system controls and security, as well as our related mitigation efforts, including business continuity and disaster preparedness planning.

•
Reviews and approves our foreign exchange exposure management policy.

•
Prepares the Audit Committee Report included in our proxy statement.

•
Reports to the Board the results of its monitoring and recommendations.

•
Provides to the Board any additional information and materials as the committee may determine is necessary to make the Board aware of significant financial matters requiring the Board’s attention.

Member Qualifications
Each member of the Audit Committee meets the additional requirements regarding independence for Audit Committee members under Nasdaq listing requirements. The Board has determined that Ms. Tsingos is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act based upon her experience as the chief financial officer of Bio-Rad Laboratories between 2002 and 2019 and as the chief financial officer of Attest Systems, Inc. between 2000 and 2002. The Board has determined that Ms. Bardwell is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act based upon her experience as a Certified Public Accountant and serving as chief audit executive of and leading the internal audit group at STERIS Corporation from March 2008 to November 2019. The Board has determined that Mr. Rosebrough is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act based upon his experience as chief executive officer of STERIS Corporation supervising the chief financial officer, and the senior vice president of compliance and internal audit, serving as the interim chief financial officer at STERIS Corporation, and service on various audit and finance committees, including as chair of such committees for two non-profit entities.
Compensation and Human Capital Management Committee
Chair: Mr. Guertin
Additional Members: Ms. Bardwell, Ms. Chertoff, and Ms. Tsingos
Meetings in Fiscal Year: 2024: 4
Committee Functions:
•
Discharges the Board’s responsibilities relating to compensation of our executive officers.

•
Provides advice on human capital management matters that have major implications for the development of our Company.

•
Evaluates our compensation plan design, policies and programs for executive officers and recommends the establishment of policies dealing with various compensation and employee benefit plans.

•
Reviews, not less than annually, our peer group for assessing the competitive range of compensation provided to individuals in similar positions at comparable companies.

•
Oversees our stock and cash incentive plans.

•
Reviews and discusses with management and recommends to the Board whether the disclosures under “Compensation Discussion and Analysis” should be included in our proxy statement.

•
Reviews the compensation paid to directors for service on the Board and its committees.

•
Ensures that reviews of plans for succession of executive officers occur at the Committee or Board level at least annually.

•
Provides oversight on the development, implementation and effectiveness of our practices, policies, and strategies relating to human capital management as they relate to our workforce generally.

•
Assesses, at least annually, the risks associated with our compensation policies, and reports to the Board and the Audit Committee whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

The Compensation Committee determines all compensation for our NEOs and certain other of our officers. Before making decisions on compensation for individuals other than our Chief Executive Officer, the Compensation Committee reviews with our Chief Executive Officer each individual’s performance and accomplishments over the prior year. Except for his own position, our Chief Executive Officer makes recommendations to the Compensation Committee about base salary increases, any changes to the incentive plan target awards, and the amount of equity awards for each executive. However, the Compensation Committee retains and does not delegate any of its exclusive power to determine and approve all matters of executive compensation and benefits for certain officers as designated in the charter. The Compensation Committee meets with its independent advisors and other independent members of the Board to determine the Chief Executive Officer’s compensation.
The Compensation Committee also reviews and provides oversight on the development, implementation and effectiveness of our practices, policies and strategies relating to human capital management as they relate to our workforce generally, including but not limited to policies and strategies regarding recruiting, selection, career development and progression, and diversity and employment practices.
Compensation Committee Advisors
To independently assist and advise the Compensation Committee, the Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its compensation consultant since May 2018. The engagement with FW Cook is exclusively with the Compensation Committee, which has sole authority to retain and terminate any compensation consultant or other advisor that it uses. FW Cook does not have any relationship with the Company or management except as it may relate to performing services on behalf of the Compensation Committee. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and concluded that no conflict of interest exists that would prevent FW Cook from independently representing the Compensation Committee.
The compensation consultant reviews and analyzes our executive compensation programs, compensation strategy and effectiveness of pay delivery. The compensation consultant provides market information on compensation trends and practices and makes recommendations to the Compensation Committee based on competitive data. The compensation consultant advises the Compensation Committee chair on agenda items for Compensation Committee meetings, reviews management proposals and is available to perform special projects at the Compensation Committee chair’s request. The compensation consultant also periodically provides the Compensation Committee with updates on regulatory and legislative developments pertaining to executive compensation and compensation committee governance. The compensation consultant provides analyses and recommendations that inform the Compensation Committee’s decisions but does not decide or approve any compensation actions. As needed, the Compensation Committee also consults with the compensation consultant on program design changes.
Member Qualifications
In addition to being independent, each member of the Compensation Committee is a “non-employee director” for purposes of the Exchange Act.
Nominating and Corporate Governance Committee
Chair: Dr. Chertoff
Additional Members: Mr. Guertin, Mr. Kunkel, and Mr. Rosebrough
Meetings in Fiscal Year 2024: 4
Committee Functions:
•
Develops and recommends to the Board corporate governance principles, including our Corporate Governance Guidelines, Code of Conduct, and Related Party Transaction Policy.

•
Identifies, evaluates, and recommends to the Board potential nominees to the Board, including those received from stockholders.

•
Reviews with the Board annually the independence, skills and characteristics of all individual members and the skills and characteristics of the Board as a whole, in determining whether to recommend incumbent directors for re-election.

•
Evaluates and makes recommendations to the Board concerning the size of the Board, the appointment of directors to Board committees, the qualifications of committee members, and the selection of Board committee chairs.

•
Reviews and determines whether to approve all related party transactions in accordance with the Related Party Transaction Policy.

•
Oversees the annual review of director independence and evaluation of the Board’s performance.

•
Assists the Board in exercising oversight with respect to our ESG programs, policies and practices and related disclosures, and makes recommendations to the Board regarding our overall general strategy with respect to Sustainability and ESG matters.

Sustainability Matters
Our Sustainability Strategy
From innovating new products and services to building relationships with our customers and local communities, our Sustainability strategy guides us in operating a responsible and resilient business.
Our Board and its committees play important roles in creating sustainable value, developing sustainability strategy and overseeing critical sustainability matters.

The Board of Directors Our Board is responsible for oversight of sustainability risks and opportunities.
Nominating and Corporate Governance Committee
Oversees our sustainability efforts.
Reviews and evaluates our programs, policies and practices relating to sustainability issues and related disclosures.
Recommends to the Board our overall general strategy with respect to sustainability matters.

Compensation and Human Capital
Management Committee
Provides oversight on to the development, implementation and effectiveness of our practices, policies and strategies relating to human capital management as they relate to our workforce generally, including but not limited to policies and strategies regarding recruiting, selection, career development and progression, and diversity, and employment practices.

Audit Committee
Reviews our public disclosures with respect to sustainability accounting standards.
Reviews cybersecurity, data privacy and other risks relevant to our computerized information system controls and security, as well as mitigation plans and relevant policies and programs.
Reviews our business continuity and disaster preparedness planning.

We maintain a management-level Executive Compliance Committee to oversee our sustainability and compliance programs and activities. The Executive Compliance Committee was formed to assist the Nominating Committee in fulfilling its oversight responsibilities with respect to sustainability matters, and to assist with promoting an organizational culture that encourages law abiding and ethical conduct. The members of the Executive Compliance Committee are our Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Chief Human Resources Officer, Senior Vice President of Regulatory and Quality, Vice President of Sales and Vice President of Marketing.
For more information about our sustainability efforts, please see https://www.vareximaging.com/about-us/#sustainability.

PROPOSAL TWO — ADVISORY VOTE TO APPROVE OUR
EXECUTIVE COMPENSATION
BOARD RECOMMENDATION
VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Background to the Advisory Vote
Under Section 14A of the Exchange Act, stockholders are able to vote to approve, on an advisory (non-binding) basis (an “Advisory Vote on Compensation”), the compensation of the NEOs as disclosed in this Proxy Statement in the Compensation Discussion and Analysis section and the related executive compensation tables. Accordingly, we are asking stockholders to approve, on an advisory (non-binding) basis, the following advisory resolution at our Annual Meeting:
“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Annual Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Compensation Tables, and the other related tables and disclosure, is hereby APPROVED.”
The Board recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis section of this Proxy Statement are effective in achieving our goals of attracting, retaining and motivating our executives, rewarding individual and Company performance and aligning the executives’ long-term interests with those of our stockholders.
We encourage stockholders to read the Compensation Discussion and Analysis beginning on page 44 of this Proxy Statement, as well as the related compensation tables and narrative, which provide detailed information on our compensation policies and practices and the compensation of our NEOs.
This “say-on-pay” vote is a non-binding advisory vote. The approval or disapproval of this proposal by stockholders will not require the Board or the Compensation Committee to take any action regarding our executive compensation practices. Nonetheless, the Board and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our NEOs.
Next “Say-On-Pay” Advisory Votes
Subject to adoption by the Board of a frequency for “say-on-pay” advisory votes after taking into account the recommendation of Stockholders pursuant to “Proposal Three — Advisory Vote on Frequency of Advisory Vote on Executive Compensation,” the Board currently expects to hold its next advisory vote on executive compensation at the 2026 Annual Meeting.

PROPOSAL THREE — ADVISORY VOTE ON FREQUENCY OF
ADVISORY VOTE ON EXECUTIVE COMPENSATION
BOARD RECOMMENDATION
VOTE TO HOLD AN ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION EVERY “ONE YEAR”
Background to the Advisory Vote
Section 14A of the Exchange Act provides that stockholders must be given the opportunity, at least once every six years, to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future Advisory Votes on Compensation at our annual meetings. By voting on this Proposal Three, you may indicate whether you would prefer that we hold an Advisory Vote on Compensation every one, two or three years or abstain from casting a vote on this proposal. It is our belief, and the Board’s recommendation, that this vote occur every ONE YEAR.
Reason for the Board Recommendation
Our Board has determined that an Advisory Vote on Compensation each year will allow our stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company’s ongoing dialogue with our stockholders on executive compensation and corporate governance matters.
Required Vote
With respect to this advisory proposal, if none of the frequency alternatives (one, two, or three years) receives the affirmative vote of a majority of the shares present in the Annual Meeting, we will consider the frequency that receives the highest number of votes to be the frequency that has been selected by our stockholders. However, because this vote is advisory and not binding on us or our Board in any way, our Board may decide that it is in our and our stockholders’ best interests to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.
Next “Say-on-Frequency” Advisory Vote
The Board currently expects that the next advisory Say-on-Frequency vote will take place in connection with our 2031 Annual Meeting.

PROPOSAL FOUR — APPROVE THE VAREX IMAGING CORPORATION 2017
EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
BOARD RECOMMENDATION
VOTE “FOR” APPROVAL OF THE VAREX IMAGING CORPORATION 2017 EMPLOYE STOCK PURCHASE PLAN, AS AMENDED
We are asking our stockholders to approve the Varex Imaging Corporation 2017 Employee Stock Purchase Plan, as previously amended (the “2017 ESPP”) , as amended by our Board on November 21, 2024, subject to stockholder approval, to increase the number of shares available for issuance under the 2017 ESPP (the “Amended ESPP”).
Reasons to Approve the Amended ESPP
The 2017 ESPP provides eligible employees with an opportunity to purchase shares of our common stock at a discount through payroll deductions and to benefit from stock price appreciation, thus enhancing the alignment of employee and stockholder interests, and is a part of the overall compensation package we offer employees. As of December 16, 2024, a total of 259,166 shares of our common stock remained available for future grants under the 2017 ESPP. We believe that the current share reserve amount is insufficient to meet our future needs with respect to attracting, motivating and retaining employees in a competitive market for talent.
If approved by stockholders, the Amended ESPP will provide for an increase of 900,000 shares over the number of shares of common stock currently authorized for issuance under the 2017 ESPP, for a total of 2,700,000 shares. We estimate that, with an increase of 900,000 shares, we will have a sufficient number of shares of common stock to cover purchases under the Amended ESPP through 2027, assuming a stable stock price and a consistent participation rate in our Amended ESPP.
No awards have been or will be granted under the Amended ESPP unless stockholders approve the Amended ESPP. If the Amended ESPP is not approved the 2017 ESPP will remain in effect in its current form.
Description of the Amended ESPP
Set forth below is a summary of the other principal features of the Amended ESPP and its operation. The Amended ESPP is set forth in its entirety as Appendix A to this Proxy Statement, and all descriptions of the Amended ESPP contained in this Proposal Four are qualified by reference to Appendix A.
Purpose
The Amended ESPP provides eligible employees of the Company and its participating subsidiaries with the opportunity to purchase common stock through payroll deductions at a discount. The Amended ESPP is intended to qualify as an employee stock purchase plan under Section 423(b) of the Internal Revenue Code of 1986, as amended, (the “Code”) for employees in the United States.
Administration of the Amended Plan
The Compensation Committee will administer the Amended ESPP. The Compensation Committee has full authority to interpret and determine the provisions of the Amended ESPP, to determine eligibility, to determine the terms of future offering periods and to otherwise oversee its operations.
Authorized Shares
The Amended ESPP provides for the purchase of up to 2,700,000 shares of our common stock. The Board will make appropriate adjustments, if any, in the number, kind and purchase price of the shares available for purchase under the Amended ESPP, the maximum number of shares subject to the Amended ESPP and the per participant purchase limit described below in the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in our capital structure. As of December 16, 2024, an aggregate of 259,166 shares of our common stock remain available for issuance under the Amended ESPP (not including the 900,000 shares that will be added to the 2017 ESPP if this proposal is approved by our stockholders).
Eligibility
Most employees of the Company and its participating subsidiaries are eligible to participate in the Amended ESPP. However, an employee is not eligible if he or she owns or has the right to acquire 5% or more of our voting stock or of our subsidiaries. Also, an employee is not eligible if he or she normally is not scheduled to work at least five months every calendar year or at least 20 hours per week. Directors who are not employees and consultants are not eligible to participate in the Amended ESPP. Moreover, the Compensation Committee, in its sole discretion, may provide that an employee is not eligible if he or she is a “highly compensated employee” (within the meaning of Section 414(q) of the Code). As of the date of this proxy statement, participation in the Amended ESPP is only available to employees of the Company and subsidiaries in the United States. As of December 16, 2024, approximately 1,200 employees in the United States, including the Company’s five named executive officers, were eligible to participate in the Amended ESPP. If the employees of all our non-U.S. subsidiaries were allowed to participate in the Amended ESPP, the aggregate number of employees that would be eligible to participate in the Amended ESPP on a world-wide basis would be approximately 2,300 employees.
Participation, Offering Periods and Purchase of Shares
Throughout each offering period, eligible employees have the right to make contributions to the Amended ESPP through payroll deductions equal to a whole percentage generally ranging from 1% to 10% of their regular wages. At the end of each purchase period in the offering period, a participant’s accumulated payroll deductions are used to purchase shares of our common stock at 85% of the lower of its fair market value on the date on which a participant is granted an option to purchase shares of common stock under the Amended ESPP (each such date, a “Grant Date”) or the fair market value on the date that shares of common stock are purchased under an option as may be determined by the Compensation Committee from time to time prior to an enrollment date for all options to be granted on such enrollment date (each such date, a “Purchase Date”). The employee immediately becomes the vested owner of the shares purchased, but acquires the rights of a stockholder only upon issuance of the shares. No employee will have a right to purchase more than $25,000 of our common stock under the Amended ESPP in any calendar year (based on the fair market value at the time the right is granted). In addition, the maximum number of shares of our common stock purchasable by any participant on any one Purchase Date for any offering period (which period will not exceed 27 months beginning with the Grant Date) will not exceed 2,000 shares, subject to adjustment by the Compensation Committee from time to time. A participant may withdraw from the Amended ESPP at such times as the Compensation Committee permits and automatically ceases to be a participant when no longer an eligible employee.
Amendment and Termination of the 2017 Employee Stock Purchase Plan
Our Amended ESPP will remain in effect until terminated by the administrator in accordance with the terms of the Amended ESPP. Our board of directors has the authority to amend, suspend, or terminate our Amended ESPP at any time and for any reason.
U.S. Federal Tax Aspects
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Amended ESPP and is based upon the federal income tax laws in effect on the date of this proxy statement and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
The Amended ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code for employees in the United States. The granting of the right to purchase shares under the Amended ESPP has no immediate tax consequence to either the participating employee or us. For tax purposes, employees do not recognize income at the time they purchase stock under the Amended ESPP. If the employee does not dispose of the stock acquired within the later of two years from the date the purchase right was granted and one year from the date the shares were transferred, upon subsequent disposition of the shares the employee will recognize ordinary income to the extent of the lesser of (a) the amount by which the fair market value (i.e., the market price) of the shares at the time the purchase right was granted exceeded the purchase price or (b) the amount by which the fair market value of shares at the time of their disposition exceeded the purchase price. Any further gain will be taxed as a capital gain. We will not be allowed an income tax deduction for shares transferred to an employee under the Amended ESPP if those shares are held for the required period.
If the employee disposes of the stock within the one and/or two-year periods described above, the employee will recognize ordinary income to the extent the fair market value of the shares on the date of purchase exceeded the purchase price. Any further gain will be taxed as a capital gain. We will be allowed an income tax deduction to the extent the employee recognizes ordinary income in such a disposition.
New amended ESPP Benefits
No awards have been issued, and no shares have been purchased under the 2017 ESPP since the date the Board approved the amendment. The Amended ESPP does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on stockholder approval of the Amended ESPP. Because benefits under the Amended ESPP will depend on employees’ elections to participate and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the Amended ESPP is approved by our stockholders.
Historical Plan Benefits
The following table shows, as to each of our named executive officers and the other individuals and groups indicated, the number of shares of our common stock purchased under the 2017 ESPP from the inception of the 2017 ESPP through the most recent purchase date. On December 16, 2024, the closing price per share of our common stock was $15.19.
Name and Position	Number of shares subject to stock awards
Sunny S. Sanyal President and Chief Executive Officer	9,850
Shubham Maheshwari Senior Vice President and Chief Financial Officer	6,316
Kimberley E. Honeysett Senior Vice President, Chief Legal Officer, General Counsel and Corporate Secretary	2,761
Andrew J. Hartmann Senior Vice President, General Manager, Detectors	0
Karen L. Aranki Chief Human Resources Officer	0
All current executive officers as a group (6 persons)	27,340
All current directors who are not executive officer as a group (6 persons)	0
All current and former employees, including all current officers who are not executive officers, as a group	1,513,494

Equity Compensation Plan Benefits
The following table provide information as of September 27, 2024 with respect to the shares of our common stock that may be issued under our existing compensation plan:
Plan Category (amounts in thousands except per share data)	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted average exercise price of outstanding options, warrants, and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans(3) (excluding securities reflected in columns (a) and (b))
Equity compensation plans approved by security holders	3,767	$26.79	5,276
Equity compensation plans not approved by security holders	—	—	—
Total	3,767	$26.79	5,276

(1)
Consists of stock options, restricted stock units (“RSUs”), and deferred stock units (“DSUs”) granted under the Varex Imaging Corporation 2017 Omnibus Stock Plan (the “2017 Stock Plan”) and the Varex Imagining Corporation 2020 Omnibus Stock Plan, as Amended and Restated (the “2020 Stock Plan”). Excludes purchase rights under the ESPP.

(2)
The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs and DSUs, which have no exercise price.

(3)
Includes 5,016,843 shares available for future issuance under the 2020 Stock Plan, and also includes 259,166 shares available for future issuance under the Amended ESPP (not including the 900,000 shares that will be added to the 2017 ESPP if the proposed amendment is approved by our stockholders). Shares available for issuance under the ESPP, including shares subject to purchase during the current purchase period, which commenced on September 3, 2024 (the exact number of which will not be known until the purchase date on February 28, 2025). Subject to the number of shares remaining in the share reserve, no employee will have a right to purchase more than $25,000 of our common stock under the Amended ESPP in any calendar year (based on the fair market value at the time the right is granted). In addition, the maximum number of shares of our common stock purchasable by any participant on any one Purchase Date for any offering period (which period will not exceed 27 months beginning with the Grant Date) will not exceed 2,000 shares, subject to adjustment by the Compensation Committee from time to time.

PROPOSAL FIVE — APPROVE AN AMENDEMENT TO THE VAREX
IMAGING CORPORATION CERTIFICATE OF INCORPORATION TO
INCLUDE AN OFFICER EXCULPATION PROVISION
BOARD RECOMMENDATION
VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE VAREX IMAGING CORPORATION CERTIFICATE OF INCORPORATION TO INCLUDE AN OFICER EXCULPATION PROVISION
Introduction
Our Board has unanimously adopted a resolution to amend our Certificate of Incorporation, subject to stockholder approval, to provide for the elimination or limitation of monetary liability of certain officers of the Company for breaches of the fiduciary duty of care.
If our stockholders approve this proposal at the 2025 Annual Meeting, the Company will amend Article VIII of our Certificate of Incorporation as set forth in Appendix B to this Proxy Statement. The description in this Proposal Five should be read in conjunction with the full text of the Amendment, which is marked to show the proposed modifications. In accordance with the General Corporation Laws of Delaware (the “DGCL”), our Board may elect to abandon the Amendment without further action by stockholders at any time prior to the effectiveness of the filing of the Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the Amendment.
Purpose and Possible Effects of the Proposed Amendment
Article VIII of our certificate of incorporation currently provides for the Company to limit the monetary liability of directors for breaches of fiduciary duties as a director, pursuant to and consistent with Section 102(b)(7) of the DGCL. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a Delaware corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for certain officers for breaches of the fiduciary duty of care (the “Section 102(b)(7) Amendment”). Our Board desires to amend our Certificate of Incorporation to maintain provisions consistent with the governing statutes contained in the DGCL. Prior to the Section 102(b)(7) Amendment, Delaware law permitted Delaware corporations to exculpate directors from personal liability for monetary damages associated with breaches of the fiduciary duty of care, but such protection did not extend to a Delaware corporation’s officers. Consequently, stockholder plaintiffs have employed a tactic of bringing certain claims that would otherwise be exculpated if brought against directors, against individual officers to avoid dismissal of such claims. The Section 102(b)(7) Amendment was adopted to address inconsistent treatment between officers and directors as well as rising litigation and insurance costs for public companies.
This provision would not exculpate any officers from liability for breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this provision exculpate such officers from liability for claims brought by or in the right of the Company, such as derivative claims. Our Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors, and accordingly, our Board believes that this proposal is fair and in the best interests of the Company and its stockholders.
Recommendation of the Board
The Board recommends that you vote “For” the approval of the amendment to the certificate of incorporation to include an officer exculpation provision, as described in this Proxy Statement.

PROPOSAL SIX — RATIFICATION OF THE APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
BOARD RECOMMENDATION
VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025
Ratification of Independent Auditors
The Audit Committee has appointed Deloitte as our independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending October 3, 2025 (“fiscal year 2025”), and we are asking you and other stockholders to ratify this appointment.
The Audit Committee, which is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm, annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Additionally, the Audit Committee also noted that our Deloitte engagement audit partner is subject to regular rotation. As a matter of good corporate governance, the Board, upon recommendation of the Audit Committee, has determined to submit to stockholders for ratification, the appointment of Deloitte. In the event that a majority of the shares of common stock present online at the virtual meeting or represented by proxy at the Annual Meeting and entitled to vote on Proposal Four does not ratify this appointment of Deloitte, the Audit Committee will review its future appointment of Deloitte.
We expect that a representative of Deloitte will be present at the Annual Meeting and that such representative will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.
Policy on Audit Committee Pre-Approval of Services of Independent Registered Public Accounting Firm
The Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally requested annually, and any pre-approval is detailed as to the particular service, which must be classified in one of the four categories of services. The Audit Committee may also, on a case-by-case basis, pre-approve services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence promulgated by the SEC.
Principal Accountant Fees and Services
The following is a summary of the fees for professional services billed (or to be billed) to us by Deloitte, our principal independent registered public accounting firm for fiscal years 2024 and 2023. “Deloitte” means (i) Deloitte & Touche LLP, and the other subsidiaries of its parent company, Deloitte LLP, a U.S. member firm of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee (“DTTL”); and (ii) any of the other member firms of DTTL and their affiliates that, in case of both (i) and of this sentence, provide professional services to Varex.
Fee Category	2024	2023
Audit Fees(1)	$3,287,875	$3,069,939
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees(2)	$10,802	$250,685
Total Fees	$3,298,677	$3,320,624

(1)
Audit Fees.   Consist of fees for the audit of annual financial statements, review of quarterly financial statements and services normally provided in connection with statutory and regulatory filings or engagements. Audit fees for fiscal year 2024 increased over the prior year primarily due to approved increases to the fixed audit fee in the United States.

(2)
All Other Fees.   Fiscal year 2024 fees consist of fees for accessing an online accounting and financial information resource site. Fiscal year 2023 fees consist of ESG limited assurance services and for accessing an online accounting and financial information resource site.

The Audit Committee determined that the provision of the above services, and the fees that we paid for these services, are compatible with maintaining the independence of our independent registered public accounting firm. The Audit Committee pre-approved all services that Deloitte provided in fiscal years 2024 and 2023 in accordance with the pre-approval policy discussed above.

AUDIT COMMITTEE REPORT
The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Varex Imaging Corporation (the “Company”) consists of the four directors whose names appear below. Each member of the Audit Committee meets the definition of “independent director” and otherwise qualifies to be a member of the Audit Committee under Nasdaq listing requirements.
The Audit Committee’s general role is to assist the Board in monitoring the integrity of the Company’s financial reporting process and related matters, as well as the effectiveness of the Company’s internal control over financial reporting. Its specific responsibilities are set forth in its charter. The Audit Committee reviews its charter at least annually and did so in the August 2024 Audit Committee meeting.
As required by the charter, the Audit Committee reviewed the Company’s financial statements for fiscal year 2024 and met with management, as well as with representatives of Deloitte & Touche LLP, (“Deloitte”) the Company’s independent registered public accounting firm, to discuss the financial statements. The Audit Committee also discussed with members of Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission (the “SEC”).
In addition, the Audit Committee received the written disclosures and the letter required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and discussed with members of Deloitte its independence from management and the Company.
Based on these discussions, the financial statement review, and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company’s audited financial statements for fiscal year 2024 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2024.
Furthermore, in connection with the standards for independence promulgated by the SEC, the Audit Committee reviewed the services provided by Deloitte, the fees the Company paid for these services, and whether the provision of the services is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee deemed that the provision of the services is compatible with maintaining that independence.
The Audit Committee has selected Deloitte to be the Company’s independent registered public accounting firm for fiscal year 2025. In doing so, the Audit Committee considered the results from its review of Deloitte’s independence, including (a) all relationships between Deloitte and the Company and any disclosed relationships or services that may impact their objectivity and independence, (b) Deloitte’s performance and qualification as an independent registered public accounting firm, and (c) the fact that the Deloitte engagement audit partner is rotated on a regular basis as required by applicable laws and regulations. As a matter of good corporate governance, the Audit Committee has determined to submit its appointment of Deloitte to the stockholders for ratification. In the event that a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter does not ratify this appointment, the Audit Committee will review its future appointment of Deloitte.
Christine A. Tsingos (Chair)
Kathleen L. Bardwell
Jay K. Kunkel
Walter M Rosebrough, Jr.

STOCK OWNERSHIP
Beneficial Ownership of Certain Stockholders, Directors, and Executive Officers
This table shows as of December 16, 2024: (1) the beneficial owners of more than five percent of our common stock and the number of shares they beneficially owned based on information provided in their most recent filings with the SEC; and (2) the number of shares each director, each nominee for director and each NEO and all directors, nominees for director and executive officers as a group beneficially owned, as reported by each person. Except as otherwise indicated, the address of each is 1678 S. Pioneer Road, Salt Lake City, Utah 84104. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted, each person has sole voting and investment power over the shares shown in this table. For each individual and group included in the table below, the percentage ownership is calculated by dividing the number of shares beneficially owned by the person or group, which includes the number of shares of common stock that the person or group had the right to acquire on or within 60 days after December 16, 2024 by the sum of the 41,231,000 shares of common stock outstanding on December 16, 2024, plus the number of shares of common stock that the person or group had the right to acquire on or within 60 days after December 16, 2024.
	Amount and Nature of Common Stock Beneficially Owned
Stockholders	Number of Shares Beneficially Owned(20)	Percent of Class
Blackrock, Inc.(1) 55 East 52nd Street, New York, NY 10055	3,929,001	9.5%
Pzena Investment Management LLC(2) 320 Park Avenue, 8th Floor, New York, NY 10022	3,890,879	9.4%
The Vanguard Group(3) 100 Vanguard Blvd., Malvern, PA 19355	3,483,608	8.5%
Allspring Global Investments Holdings, LLC(4) 1415 Vantage Park Drive, 3rd Floor, Charlotte, NC 28203	2,554,823	6.2%
Dimensional Fund Advisors, LP(5) 6300 Bee Cave Road, Building One, Austin, TX 78746	2,519,686	6.1%
Cooke & Bieler LP(6) 2001 Market Street, Suite 4000, Philadelphia, PA 19103	2,432,583	5.9%
Karen L. Aranki(7)	8,612	*
Kathleen L. Bardwell(8)	21,745	*
Jocelyn D. Chertoff, MD(9)	51,837	*
Timothy E. Guertin(10)	36,420	*
Andrew J. Hartmann(11)	173,336	*
Kimberley E. Honeysett(12)	127,614	*
Jay K. Kunkel(13)	43,178	*
Shubham Maheshwari(14)	311,543	*
Walter M Rosebrough, Jr.(15)	64,343	*
Sunny S. Sanyal(16)	897,361	2.2%
Christine A. Tsingos(17)	52,298	*
All directors, nominees for director and executive officers as a group (11 persons)	1,788,287	4.3%

*
The percentage of shares of common stock beneficially owned does not exceed one percent of the shares of common stock outstanding at December 16, 2024.

(1)
Based on a Schedule 13G/A filed on October 7, 2024, Blackrock, Inc. has sole power to vote 3,814,618 of these shares and sole power to dispose of 3,929,001 of these shares.

(2)
Based on a Schedule 13G filed on October 15, 2024, Pzena Investment Management LLC. has sole power to vote 2,832,953 of these shares and sole power to dispose of 3,890,879 of these shares

(3)
Based on a Schedule 13G/A filed on November 12, 2024, The Vanguard Group, Inc. has sole power to vote 0 of these shares, shared power to vote 49,546 of these shares, sole power to dispose of 3,396,539 of these shares, and shared power to dispose of 87,069 of these shares.

(4)
Based on a Schedule 13G/A filed on October 9, 2024, Allspring Global Investments Holdings, LLC has sole power to vote 2,357,273 of these shares and sole power to dispose of 2,554,823 of these shares.

(5)
Based on a Schedule 13G filed on February 9, 2024, Dimensional Fund Advisors LP has sole power to vote 2,470,148 of these shares and sole power to dispose of 2,519,686 of these shares.

(6)
Based on a Schedule 13G filed on February 13, 2024, Cooke & Bieler LP has sole power to vote 0 of these shares, shared power to vote 1,907,753 of these shares, sole power to dispose of 0 of these shares, and shared power to dispose of 2,432,583 of these shares.

(7)
Amount shown includes 8,612 shares that may be acquired under stock options exercisable within 60 days of December 16, 2024.

(8)
Amount shown includes 21,745 Deferred Stock Units (“DSUs”)that have vested but that are subject to deferred distribution.

(9)
Amount shown includes 24,699 DSUs that have vested but that are subject to deferred distribution.

(10)
Amount shown includes 24,699 DSUs that have vested but that are subject to deferred distribution.

(11)
Amount shown includes 149,159 shares that may be acquired under stock options exercisable within 60 days of December 16, 2024.

(12)
Amount shown includes 122,749 shares that may be acquired under stock options exercisable within 60 days of December 16, 2024. Also includes 195 shares held in a trust of which Ms. Honeysett is the trustee.

(13)
Amount shown includes 24,699 DSUs that have vested but that are subject to deferred distribution.

(14)
Amount shown includes 225,325 shares that may be acquired under stock options exercisable within 60 days of December 16, 2024.

(15)
Amount shown includes 14,000 shares held in a trust of which Mr. Rosebrough is the trustee and 28,601 DSUs that have vested but that are subject to deferred distribution.

(16)
Amount shown includes 717,127 shares that may be acquired under stock options exercisable within 60 days of December 16, 2024.

(17)
Amount shown includes 15,056 DSUs that have vested but that are subject to deferred distribution.

(18)
Total beneficial ownership is determined in accordance with the rules of the SEC and represents the sum of the number of shares of common stock owned, and stock options exercisable within 60 days of December 16, 2024. This table does not include (i) unvested grants of restricted stock units and performance-based stock options for our executives or (ii) unvested DSUs for our non-employee directors, both of which are disclosed in the Compensation Discussion and Analysis Section of this Proxy Statement.

Delinquent Section 16(a) Reports
Under U.S. securities laws, directors, certain officers, and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in their ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, we believe that each person who at any time during fiscal year 2024 was a director or an executive officer or held more than 10% of our common stock filed the required reports on time in fiscal year 2024, except Ms. Aranki. Due to an administrative error, Ms. Aranki filed on September 5, 2024 a Form 4 that was due on August 19, 2024, pursuant to which she reported the grant of RSUs and non-qualified stock options that occurred on August 15, 2024.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The discussion in this section provides an overview of, and describes details regarding, the compensation programs for our NEOs and Board in fiscal year 2024. It includes a discussion of our business highlights, philosophy, and governance, along with actual and target compensation received.
For 2024, the Compensation Committee approved:
•
an annual cash incentive plan that incorporated the financial measure of earnings before interest and taxes (“EBIT”) of the Company as well as an assessment of pre-determined individual strategic goals; and

•
a long-term equity-based incentive (“LTI”) program comprised of performance-based stock units (50%), half of which are earned for relative total shareholder return (“TSR”) performance and half of which are earned for achievement of adjusted EBITDA margin goals, and time-based RSUs (50%).

The Compensation Committee believes this program incentivizes the NEOs to manage the business and take actions that will increase the market valuation of the Company over the long term.
Business Highlights
During fiscal year 2024 we recognized $811 million in revenue, a 9% decline from fiscal year 2023. This was driven primarily by the continued impact of the Chinese government’s industry-wide anti-corruption campaign targeted as the Chinese healthcare industry, coupled with destocking by our Medical customers globally. This decline was partially offset by solid demand in our Industrial business, primarily driven by strength in our security screening market. Fiscal year 2024 was also a year of promising technological achievements. We made substantial progress in advancing innovative technologies like photon counting and nanotubes into applications development and commercialization phases. In our Industrial business, we have taken initial steps to expand into the significant and rapidly growing cargo systems vertical.
Financial Results.   Our financial results for fiscal year 2024 included:
•
Revenues decreased to $811 million from $893 million in the prior year. Medical revenues decreased 14% and Industrial revenues increased 4% from the prior year. The Medical segment represented 72% of total company revenues and the Industrial segment represented 28%.

•
Year over year, we experienced lower sales across all Medical modalities, including CT products, which were primarily impacted by sales declines in China. Our Industrial segment saw solid demand for imaging products for security screening at ports and borders.

•
For fiscal year 2024, we had a GAAP net loss of $48 million, or $(1.17) per diluted share.

•
We ended fiscal year 2024 with cash and cash equivalents, marketable securities and certificates of deposit of $213 million. For the fiscal year, we had cash flow from operations of $47 million. Our total debt outstanding was $447 million compared to $448 million at the end of the prior fiscal year.

Capital Structure.   During fiscal year 2024, our net leverage increased moderately. This was primarily the result of lower profitability, while debt levels declined and cash generation was solid.
China.   In fiscal year 2024, sales in China were $118 million, down $22 million compared to the prior year, primarily due to the Chinese government industry-wide anti-corruption campaign targeted at the Chinese healthcare industry. We remain focused on executing our long-term strategy in China and support the government’s efforts to improve the overall healthcare infrastructure. In fiscal year 2024, the China market represented 15% of our total company revenues.
New Products.   Our R&D teams were actively engaged with our customers during fiscal year 2024 with new product development efforts.
•
During fiscal year 2024, we continued to see traction with our photon counting technology. In our Medical business we remained engaged with large imaging original equipment manufacturers

(“OEMs”) to integrate our photon counting detector technology in their next generation CT system designs, and in our Industrial business we continued to see interest and adoption by new OEMs in both food and recycling applications.
•
We continued to make progress with our nanotube technology. Shortly after the close of fiscal year 2024 we completed the full technology transfer with Micro-X, a leader in carbon nanotube-based X-ray systems for medical and security markets.

•
In our Industrial segment, fiscal year 2024 was critical in building out our portfolio of products, primarily in cargo inspection systems that include a portal, a gantry, a mobile scanner, and a car scanner for the security inspection market.

•
We also made solid progress with our India expansion plans, which we intend to initially use to establish low-cost manufacturing for our radiographic components.

2024 Say-on-Pay Advisory Vote on Executive Compensation
At our 2024 Annual Meeting of Stockholders, approximately 95% of the votes cast for or against the “say-on-pay” advisory vote were “FOR” approval of our proposal. We value this positive endorsement by our stockholders of our 2023 executive compensation policies and believe that the outcome signals our stockholders’ support of our compensation program. Consequently, based on these say-on-pay results, we maintained our general approach to compensation for fiscal year 2024, except the Compensation Committee believed it was appropriate to grant performance-based RSUs, which vest based on EBIT and relative TSR in lieu of performance-based stock options to drive long-term profitability and value creation. Further, our short-term incentive plan for fiscal year 2024 was amended to remove certain provisions related to Section 162(m) of the Code that were no longer applicable, including a cap on the pool of funds available for incentives.
Philosophy of Our Executive Compensation Programs
The Compensation Committee believes that attracting, motivating, and retaining a team of high- performing executives is critical to advancing the interests of stockholders. To promote these objectives, the Compensation Committee is guided by the following principles in developing our executive compensation program and in making pay decisions:
•
Key Talent.   The pay program should enable us to attract and retain individuals with the background, experience, and talent required to lead the development and successful implementation of our business strategy.

•
Pay for Performance.   A significant proportion of total compensation should be at risk for achievement of annual operating and strategic goals and for long-term value creation for stockholders.

•
Stockholder Alignment.   Long-term incentives should be awarded in the form of Company equity to directly align executive interests with those of stockholders.

•
Long-term Performance Orientation.   The mix of incentives should place emphasis on long-term sustainable growth and profitability in line with stockholder interests.

•
Total Compensation Context.   Pay decisions should be made in the context of total compensation relative to pay practices of competitors for key talent and in consideration of individual performance, experience, knowledge, and internal parity among peers.

The Compensation Committee believes that our compensation programs should include short-term and long-term components, including cash and equity-based compensation, and should reward performance as measured against established goals and in terms of stockholder value creation. The Compensation Committee evaluates both performance and compensation to make sure that the compensation provided to executives remains competitive relative to compensation paid by companies of similar size operating in our industry, taking into account our relative performance and our own strategic goals. Our Compensation Committee considers the total current and potential long-term compensation of each of our executive officers in establishing each element of compensation but views each element as related but distinct.

Program Overview
This Compensation Discussion and Analysis section focuses on the following executives who were our NEOs for fiscal year 2024:
Name	Title
Sunny S. Sanyal	President and Chief Executive Officer
Shubham Maheshwari	Chief Financial Officer
Kimberley E. Honeysett	Senior Vice President, Chief Legal Officer and Corporate Secretary
Andrew J. Hartmann	Senior Vice President and General Manager, Detectors
Karen L. Aranki	Chief Human Resources Officer
Each program component and the rationale for it are highlighted below:
Component	Purpose and Role
Base salary	• Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled senior executives.
• Recognize sustained performance, capabilities, job scope, experience, and internal pay equity.
Short Term Incentives (“STI”)*	• Motivate and reward achievement of annual financial results that drive profitability and stockholder value.
• Reward achievement of strategic goals that provide the foundation for future growth and profitability.
Long Term Incentives (“LTI”)	• Align the interest of executives with those of our stockholders as the value of all awards are tied to our stock price.
• Motivate and reward achievement of long-term financial results that drive profitability and stockholder value.
• Motivate and reward long-term value creation as measured on a relative basis.
• Encourage executive retention and long-term performance through vesting over four years for time-vested awards and three years for performance-based awards.
Executive benefits and perquisites	• Provide the same 401(k) and other benefits as non-executive employees.
• Provide a competitive retirement benefit by allowing executives to defer compensation pursuant to a nonqualified deferred compensation plan.

*
During fiscal year 2024 Short Term Incentives consisted of an annual cash bonus, also sometimes referred to herein as an annual incentive.

Pay for Performance
Our executive compensation programs are heavily weighted towards variable compensation that provides a direct link between corporate performance, stockholder value creation, and pay outcomes for our executives. Our programs also tie pay outcomes to the achievement of key strategic objectives that we believe will drive longer-term value to stockholders. The Compensation Committee regularly assesses our programs to ensure they are aligned with our evolving business strategy and are effective in supporting our talent needs.
•
Compensation Mix.   The target total direct compensation (“Target TDC”) of our NEOs is comprised of three elements: base salary, target annual cash incentive opportunity, and the grant date fair value of LTIs. As illustrated by the segments in the following graphs, 85% of the Target TDC of our

Chief Executive Officer (“CEO”) was at-risk and/or performance based in the form of annual cash incentives and LTIs. For our other NEOs as a group on average, 70% of their Target TDC was at- risk and/or performance-based. The Compensation Committee generally positions target TDC for the NEOs near the median in terms of mix and value of base salary, annual cash incentive, and long-term equity incentives, taking into consideration individual factors such as experience, criticality to the organization, and performance.

(1)
Excludes the one-time performance-based stock options and RSUs granted to Ms. Aranki in fiscal year 2024 as part of her new hire offer made in fiscal year 2023.

•
Use of Rigorous Performance Goals in our Annual Incentive Plan.   For fiscal year 2024, Adjusted EBIT was the financial measure utilized as the corporate target for all NEOs. Consistent with fiscal year 2023, individual achievement goals were used as a modifier of the financial goal (Adjusted EBIT) achievement. We believe that using one comprehensive corporate measure will align and focus our executives on the overall success of the Company, while the individual achievement modifier will recognize personal performance and reward achievement of key milestones in the implementation of our strategies. Target objectives are set at the beginning of the fiscal year to be challenging, but attainable with solid performance and each year the Compensation Committee carefully evaluates management’s accomplishments relative to our key strategic goals. As a result of our financial performance in fiscal year 2024, and consistent with our pay for performance philosophy, executives earned between 23% and 32% of their target annual cash incentive awards (23% for the Chief Executive Officer and 27% on average for all other NEOs).

•
50% of LTI Value Granted in the Form of Performance Stock Units (“PSUs”).   For 2024, the LTI program consisted of 50% PSUs and 50% time-based RSUs. The PSUs were equally divided, with 50% tied to adjusted EBITDA margin performance and 50% tied to relative total shareholder return (“TSR”). PSUs tied to relative TSR (“TSR PSUs”) are earned based on TSR relative to the Russell 2000 Value Index constituents over a three-year period starting from the grant date. Earned awards will vest and be distributed following the end of the three-year performance period. PSUs tied to adjusted EBITDA margin (“EBITDA Margin PSUs”) are earned based on the achievement of pre-established adjusted EBITDA margin goals measured over three equally weighted one-year performance periods (fiscal year 2024 (“FY24”), fiscal year 2025 (“FY25”), and fiscal year 2026 (“FY26”)), with all goals set at the beginning of the three-year period. The amount earned with respect to each tranche will be determined following the end of each fiscal year in the performance period, with all earned awards vesting and being distributed following the end of the three-year performance period.

•
Alignment of Pay and Stockholders’ Returns.   The Compensation Committee carefully structures the compensation program to achieve alignment with stockholder interests, while providing target pay opportunities that are competitive with the market and appropriate to the specific contributions of each executive. Because our NEOs’ compensation opportunities are heavily tied to the achievement of operating results and/or share price performance, it is valuable to assess the pay that is realized (or tracking to be earned) compared to the pay opportunity. Our NEOs’ Realized TDC for fiscal year

2024, which includes actual short-term incentives value paid and the intrinsic value of LTIs granted in fiscal year 2024 as of the end of fiscal year 2024, was substantially lower than their fiscal year 2024 Target TDC. The short-term incentive value realized was below target and year-end share price was below share price at grant. Below is the calculation of realized TDC and comparison of these values to Target TDC, which we believe demonstrates alignment with stockholders given that realized values are 31% to 42% below Target TDC.
	Fiscal Year 2024 Realized TDC(1)											Difference
Name	Salary Paid	+	Actual Annual Incentive	+	PSU Value	+	RSU Value	=	Total	FY 2024 Target TDC(2)	=	($)	(%)
Sunny S. Sanyal	$791,366		$180,667		$975,238		$1,135,094		$3,082,365	$5,346,000		$(2,263,635)	(42)%
Shubham Maheshwari	$515,789		$76,965		$286,061		$332,949		$1,211,764	$1,962,950		$(751,186)	(38)%
Kimberley E. Honeysett	$408,539		$71,823		$175,533		$204,309		$860,204	$1,313,600		$(453,396)	(35)%
Andrew J. Hartmann	$412,539		$53,743		$162,535		$189,182		$817,999	$1,269,800		$(451,801)	(36)%
Karen L. Aranki	$352,194		$56,260		$136,514		$253,658		$798,626	$1,157,500		$(358,874)	(31)%

(1)
Fiscal year 2024 Realized TDC is the sum of salary paid, annual cash incentive earned, and the intrinsic value of RSUs and PSUs granted in fiscal year 2024 based on the closing share price on September 27, 2024 ($11.92), with the first tranche of EBITDA Margin PSUs earned at 61% of target based on actual results.

(2)
Fiscal year 2024 Target TDC is the sum of annualized salary, target annual incentive, and the grant date fair value of long-term incentives (excluding the one-time performance-based stock options and RSUs awarded to Ms. Aranki in fiscal year 2024 as part of her new hire offer made in fiscal year 2023).

Key Changes for Fiscal Year 2025 Compensation and Governance Programs
For fiscal year 2025, our STI and LTI programs will remain substantially the same as they were for fiscal year 2024. Our short-term incentive plan will continue to utilize one financial measure, Adjusted EBIT, for all NEOs, with an individual modifier that is based on individual goals tied to business unit financial measures and other key strategic projects. We believe that Adjusted EBIT encourages the full executive group to focus on Company-wide profitability and that the individually set goals incentivize executives to focus on important strategic aspects of their business units and functions that drive performance. Our LTI program will continue to be comprised of time-based RSUs (50%) and performance-based stock units (PSUs) (50%), where half of the PSUs will be subject to achievement of adjusted EBITDA margin goals over three years and half of the PSUs will be subject to relative total shareholder return (TSR) performance compared to the constituents of the Russell 2000 Value Index over three years.

Executive Compensation Practices Highlights
A number of practices strengthen the alignment of our executive compensation program with the interests of our stockholders:
What we do	What we do not do
✓ Independent Compensation Committee	× Provide golden parachute tax gross ups
✓ Independent compensation advisor	× NEO employment contracts
✓ NEOs employed “at will”	× Provide excessive NEO perquisites
✓ Robust CEO & NEO stock ownership guidelines	× Permit directors and NEOs to engage in common stock margining, pledging, or hedging
✓ Annual review of succession plan	× Provide for a liberal change in control definition in individual contracts or equity plans which could result in payments to NEOs without an actual change in control occurring
✓ Annual compensation review and risk assessment
✓ Award 50% of LTI value in performance-based equity awards	× Change in control severance payments without involuntary job loss or substantial diminution of duties
✓ Encourage our NEOs to sell Company stock through a 10b5-1 trading plan	× Egregious pension/supplemental NEO retirement plan payouts
✓ Place caps on maximum payouts from our annual cash incentive plan	× Reprice and repurchase options without stockholder consent
✓ Clawback policy that applies to our annual cash incentive plan and equity incentive plan	× Excessive severance/change in control provisions that provide cash payments exceeding two and a half times base salary plus target/average/most recent bonus
How We Make Compensation Decisions
Role of the Compensation and Human Capital Management Committee.   The Compensation Committee oversees the development and administration of our executive compensation programs, including the underlying philosophy and related policies. The Compensation Committee’s responsibilities include:
•
determining the compensation and performance goals for our CEO after meeting with its independent advisors and discussing with the other independent members of the Board,

•
collaborating with the CEO to develop the compensation and performance goals for our other Section 16 Officers (as so designated by us under Rule 16a-1(f) of the Exchange Act) and vice presidents reporting to the CEO,

•
determining a market peer group to ensure our executive compensation programs are competitive,

•
performing an annual risk assessment of our executive compensation programs, and

•
assessing our executive compensation programs annually to ensure that they are well aligned with our evolving business strategy and are effective in supporting its talent needs.

Role of the Chief Executive Officer.   Our CEO makes recommendations to the Compensation Committee as requested on incentive plan design, financial and strategic performance goals, performance and compensation for other executives, and management transitions and succession. The CEO does not make recommendations regarding his own compensation or Board compensation.
Role of the Independent Compensation Consultant.   The Compensation Committee retained FW Cook, a nationally recognized independent compensation consulting firm, to advise on certain compensation matters. FW Cook does not provide other services to the Company or the Company’s management.
FW Cook advised the Compensation Committee with respect to fiscal year 2024 compensation trends and best practices, competitive pay levels, equity grant practices and competitive levels, peer group data, incentive plan design, and relevant Proxy Statement disclosure.

The Compensation Committee has determined that FW Cook is independent, and the services provided by FW Cook during fiscal year 2024 did not raise any conflict of interests. In reaching these conclusions, the Compensation Committee considered the factors set forth in Rule 10C-1 of the Exchange Act and applicable listing standards.
Setting Executive Compensation.   Generally, in determining base salary, target annual incentives, and guidelines for long-term equity awards, the Compensation Committee considers several factors including, but not limited to the executive’s:
•
role, including the scope and complexity of responsibilities;

•
experience and capabilities;

•
contributions or responsibilities below or beyond the typical scope of the role;

•
individual performance and internal equity; and

•
competitive compensation opportunities as reflected in compensation provided by our peers and other competitors for similar executive talent.

Peer Group and Market Analysis.   The Compensation Committee uses a compensation peer group to monitor the compensation practices of our primary competitors for executive talent. The Compensation Committee reviews executive pay relative to the median pay of comparable positions in peer group companies and, as appropriate, compensation survey data. The Compensation Committee’s independent compensation consultant reviews the companies in the peer group annually and proposes changes in response to mergers and acquisitions, significant movements in revenues or market capitalization, and revised business strategies. For the peer group developed during fiscal year 2023 and used as context for fiscal year 2024 pay decisions, the Compensation Committee approved the removal of Natus Medical Incorporated, which was acquired, from the prior year peer group and the additions of Avanos Medical and Mirion Tech. The peer group companies compete in the healthcare equipment and supplies, life sciences tools and services, and electronic equipment instruments and components industries that the Compensation Committee believes reflect the competitive market for executive talent similar to that required by the Company.
Accuray Incorporated	Lantheus Holdings, Inc.
AngioDynamics, Inc.	Merit Medical Systems, Inc.
Artivion, Inc.	Methode Electronics, Inc.
Avanos Medical*	Mirion Tech*
CONMED Corporation	Orthofix Medical, Inc.
CTS Corporation	OSI Systems, Inc
Inogen, Inc.	Rogers Corporation
Knowles Corporation	Vishay Precision Group

*
New to the peer group.

At the time the peer group was selected, we had annual revenue (based on the most recent four quarters) that was above the median and market capitalization (based on the last fiscal year average) below the median of the peer group. Further detail on the peer group at the time it was approved in May 2023 is as follows:
		Peer Group
Company Scope	Varex	25P	Median	75P
Revenue ($M) (trailing 4 quarters)	897	386	725	1,081
Market Capitalization as (last fiscal year average) ($M)	826	527	1,418	2,624

Fiscal Year 2024 Compensation Program and Pay Decisions
Base Salaries.   The Compensation Committee reviews the base salaries of our NEOs annually but primarily adjusts salaries in recognition of significant increases in position responsibilities, demonstrated capabilities, and sustained individual performance. Gaps in internal pay equity or external pay competitiveness are also considered. For fiscal year 2024, the NEOs received base salary increases to better align total cash compensation with median market levels and in consideration of each NEO’s individual performance. The increases were effective as of January 1, 2024.
Name	Fiscal Year 2023 Base Salary	Fiscal Year 2024 Base Salary	% Increase
Sunny S. Sanyal	$775,000	$798,000	3%
Shubham Maheshwari	$498,000	$523,000	5%
Kimberley E. Honeysett	$400,000	$412,000	3%
Andrew J. Hartmann	$404,000	$416,000	3%
Karen L. Aranki	$345,000	$355,000	3%
Annual Cash Incentives.   Our NEOs receive annual incentives through our Management Incentive Plan (“MIP”), which rewards our executive officers for the achievement of pre-determined annual financial and strategic goals. On November 16, 2023, the Compensation Committee set the fiscal year 2024 performance goals under the MIP for the NEOs and certain other executive officers.
For fiscal year 2024, a pool was established based on the financial achievement as measured by Adjusted EBIT compared against a pre-established target. Individual payouts were based on achievement of this financial measure with a potential modifier for achievement of pre-established individual strategic goals. The financial portion had potential funding of between 0% and 200% of target and the individual modifier had potential results of 80% to 120%, with a maximum potential payout of 200% of target for any participant. As noted above, for fiscal year 2024 our MIP was amended to remove certain provisions related to Section 162(m) of the Code that were no longer applicable, including a cap on the pool of funds available for incentives.
The Compensation Committee sets individual incentive targets, expressed as a percentage of salary, near the beginning of the fiscal year corresponding with each individual’s position and responsibilities with the Company and competitive pay practices. The target incentive opportunities are reviewed by the Compensation Committee, in consultation with its independent compensation consultant.
	MIP Target			MIP Maximum(1)
Name	Base Salary	% of Base Salary	Amount	% of Base Salary
Sunny S. Sanyal	$798,000	100%	$798,000	200%
Shubham Maheshwari	$523,000	65%	$339,950	130%
Kimberley E. Honeysett	$412,000	55%	$226,600	110%
Andrew J. Hartmann	$416,000	55%	$228,800	110%
Karen L. Aranki	$355,000	50%	$177,500	100%

(1)
No participant under the Management Incentive Plan (MIP) may receive an annual incentive for fiscal year 2024 of more than $3,000,000.

The mechanics for calculating the fiscal year 2024 MIP awards were as follows:
Fiscal Year 2024 MIP Framework
Financial Portion — On November 16, 2023, the Compensation Committee set the fiscal year 2024 financial performance goals under the MIP for the NEOs and other Vice Presidents and above reporting directly to our CEO. For fiscal year 2024, the Compensation Committee selected Adjusted EBIT as the financial performance measure applicable to overall Company performance because it believed that this measure aligns with stockholder interest and drives our stock market value.
The payout percentage for the financial metric was determined in accordance with the table below. Results between indicated levels in the table are interpolated on a straight-line basis.
Fiscal Year 2024 Financial Goal Targets
Measure ($M)	Min	Below Target	Target	Maximum	Result
Full year Adjusted EBIT(1) $	$27.6	$59.8	$92	$125	$46
% of Financial Target	30%	65%	100%	136%	50%
% of Bonus Target	0%	50%	100%	200%	28.3%
Full year Payout Percentage:					28.3%

(1)
“EBIT” means the Company’s or a business unit’s income before reductions for interest and taxes. Calculation of Adjusted EBIT is subject to certain pre-approved non-GAAP adjustments, which include results associated with discontinued operations, implementing new or changed accounting rules, tax law changes, spin off or divestiture related costs, restructuring charges, acquisition related expenses, and unbudgeted impacts from tariffs, sanctions and other restrictions on foreign trade, litigation defense and settlement costs, and significant non-recurring charges or benefits as determined by the Compensation Committee in its sole discretion. During fiscal year 2024, the Committee made no non-GAAP adjustments in calculating Adjusted EBIT.

Individual Strategic Goal Portion — For fiscal year 2024, individual strategic goals for our NEOs were related to the following:
•
For Mr. Sanyal, drive sales success, increase cash balance, improve gross margins and efficiency, revise long-term growth strategy to address certain challenges, drive new business growth and new design wins, and improve employee engagement at the Company level.

•
For Mr. Maheshwari, year over year revenue growth, improve gross margins and efficiency, increase cash balance, optimize our capital structure, and improve employee engagement.

•
For Ms. Honeysett, enhance the Company’s cybersecurity disclosure framework, establish a new ethical compliance ambassador program, expand duty mitigation opportunities, evolve our ESG program, improve subsidiary governance, and increase focus on inclusion and diversity representation.

•
For Mr. Hartmann, year over year detectors segment revenue growth, increase new business, improve productivity in detectors, reduce detectors inventory, and improve employee engagement and retention.

•
For Ms. Aranki, improve employee retention, increase employee engagement, deploy leadership development programs, improve manager succession readiness, and increase focus on inclusion and diversity representation.

Fiscal Year 2024 Payouts
The Compensation Committee evaluated the performance of Mr. Sanyal, considering the applicable financial and individual achievements, and determined his award in its sole discretion. The Committee met in executive session for this evaluation and then reviewed their recommendation for Mr. Sanyal with the full Board. Mr. Sanyal submitted recommendations for each of the other NEOs based on the achievement of the corporate goal for fiscal year 2024 compared to the thresholds set by the Compensation Committee and based on the scoring of the individual goals of the MIP, including:
•
For Mr. Sanyal, developed and commenced implementation of long-term strategies to overcome growth headwinds for certain product lines and to offset potential risks in certain markets, improved cash balance and employee engagement, and achieved new design wins.

•
For Mr. Maheshwari, implemented credit facilities of $175 million to help optimize the Company’s capital structure, improved our cash balance by approximately $18 million year over year and improved employee engagement that resulted in a significant increase in net promoter score.

•
For Ms. Honeysett, helped realize over $300,000 in incremental savings in duty mitigation efforts, expanded ethical compliance programs leading to improved employee engagement scores, enhanced the Company’s cybersecurity compliance framework, increased operational efficiencies in areas including subsidiary governance and sustainability, and drove a 10-fold increase in participation in an internal diversity and inclusion program.

•
For Mr. Hartmann, achieved new design wins, which exceeded expectations, realized a 37% net cost decrease year over year in detectors and a $23.5 million reduction in net inventory, and expanded leadership bench strength.

•
For Ms. Aranki, achieved an eight-percentage point reduction in first-year voluntary turnover, increased employee engagement index score, deployed, and drove widespread participation in, new leadership development programs, and drove a 10-fold increase in participation in an internal diversity and inclusion program.

With this mix of information, the Compensation Committee made final award determinations, with payouts as calculated in the following table:
Name	MIP Target ($)	x	Adjusted EBIT Attainment (%)	x	Individual Modifier (%)	=	MIP Payout ($)	MIP Payout (% of Target)
Sunny S. Sanyal	$798,000		28.3%		80%		$180,667	22.6%
Shubham Maheshwari	$339,950		28.3%		80%		$76,965	22.6%
Kimberley E. Honeysett	$226,600		28.3%		112%		$71,823	31.7%
Andrew J. Hartmann	$228,800		28.3%		83%		$53,743	23.5%
Karen L. Aranki	$177,500		28.3%		112%		$56,260	31.7%
Long-Term Incentive Compensation.   An important objective of our compensation program is aligning the interests of our executive officers with those of our stockholders. To accomplish this objective, we tie a significant portion of the total compensation of executive officers to our long-term stock performance through the grant of equity awards. We believe that equity compensation helps motivate executive officers to drive long-term profitable growth because they will be rewarded with increased equity value and also assists in the retention of executive officers through the value of unvested equity awards. For fiscal year 2024, our long-term incentive program comprised of performance-based stock units (50%), half of which are earned for relative TSR performance and half of which are earned for achievement of adjusted EBITDA margin goals, and time-based RSUs (50%).
•
TSR PSUs:   Payouts for TSR PSUs may range from 0% to 150% of target based on actual achievement of TSR goals relative to the companies comprising the Russell 2000 Value Index, as described in the table below. No TSR PSUs will be earned if the threshold TSR goal is not achieved. The TSR RSU payout is capped at 100% of target if Varex’s absolute TSR is negative during the performance period, even if relative TSR is above the target level of achievement. All earned TSR PSUs will vest and be settled following the end of the three-year performance period, subject to the NEO’s continued service through the date the Compensation Committee certifies actual performance.

	Varex TSR vs R2000 Value Index	% of Target Earned
Maximum	90th Percentile	150%
	70th Percentile	125%
Target	50th Percentile	100%
	30th Percentile	60%
Threshold	10th Percentile	20%
The Compensation Committee believes that TSR promotes stockholder alignment and creates an unambiguous link between the compensation of our NEOs to long-term enterprise value creation since this metric is directly linked to our long-term TSR relative to the companies comprising the Russell 2000 Value Index. The Compensation Committee, based on input from its compensation consultant, concluded that the use of the Russell 2000 Value Index was an appropriate benchmark given the broad-based nature of the index, the inclusion of the Company in the index, and because the Russell 2000 Value Index represents a broad representation of the potential opportunity cost of investing in the Company from an investor’s perspective.
•
EBITDA Margin PSUs: EBITDA Margin PSUs are earned in three, equally-weighted tranches for FY24, FY25 and FY26, with earnout of each fiscal year’s tranche determined after the financial performance for the applicable fiscal year is known and all earned EBITDA Margin PSUs will vest and be settled following the end of the three-year performance period, subject to the NEO’s continued service through the date the Compensation Committee certifies actual performance following completion of FY26. adjusted EBITDA is defined consistently with disclosed results.

Performance Period Weighting (% Target)	Adjusted EBITDA Margin Goals			Total Earned as % Target
	FY24(1) (33.3%)	FY25 (33.3%)	FY26 (33.3%)
Maximum	20%	20%	20%	200%
	16%	16%	16%	105%
Target	15%	15%	15%	100%
	14%	14%	14%	95%
Threshold	10%	10%	10%	50%

(1)
Actual EBITDA margin percentage for fiscal year 2024 was 11%, which corresponds to a 61% earnout for fiscal year 2024. Adjusted EBITDA for fiscal year 2024 means the Company’s income before reductions for interest, taxes, depreciation and amortization, determined in accordance with generally accepted accounting principles for fiscal year 2024, as adjusted by adding back interest expense, income tax expense, depreciation, amortization, stock based compensation, restructuring charges, and other non-operational costs, in each case, incurred in fiscal year

2024 and in each case, consistent with the adjustments for adjusted EBITDA referenced in the Company’s earnings release for the applicable period.
The Compensation Committee believes that granting PSUs based on achievement of adjusted EBITDA goals over three years will help the Company remain focused on sustained profitability.
Annual LTI grant values utilize a dollar grant value and are determined together with total direct compensation, considering competitive market positioning and internal equity.
The RSUs granted to the NEOs in fiscal year 2024 vest over four years, with 50% vesting on the second anniversary and the remaining 50% vesting on the fourth anniversary of the grant date to further encourage retention.
The one-time performance-based stock options granted to Ms. Aranki in fiscal year 2024 as part of her new hire offer made in fiscal year 2023 have an exercise price that is 10% higher than the share price at grant, a ten-year life and vest over four years, with 25% of the awards vesting one year after grant and the remainder vesting in equal monthly increments over the following 36-month period. The one-time RSUs granted to Ms. Aranki in fiscal year 2024 as part of her new hire offer made in fiscal year 2023 vest over four years, with 50% of the awards vesting on each of the second and fourth anniversaries of the date of grant.
Vesting of the PSU, RSU and stock option awards will occur only if the NEO is employed by the Company or an affiliate through each vesting date (or, in respect of PSUs, the date the Compensation Committee certifies actual results following the end of the three-year performance period), except in cases involving death, disability, or termination without cause or good reason in connection with a change of control. Additionally, such awards will accelerate in the event of certain corporate transactions if such awards are not assumed or continued.
The fiscal year 2024 LTI awards are summarized in the table below. The grants were made under our 2020 Stock Plan. The grant date fair value of each award was determined using the Black-Scholes model for stock options, the Monte Carlo method for TSR PSUs, and was based on the closing price of our common stock on the date of grant for EBITDA Margin PSUs and time-based RSUs. Additional information about equity awards granted in fiscal year 2024 is provided below in the Grants of Plan-Based Awards table.
	Fiscal Year 2024 LTI Grant Value
Name	Premium-Priced Stock Options	+	PSUs	+	RSUs	=	Total
Sunny S. Sanyal	—		$1,875,000		$1,875,000		$3,750,000
Shubham Maheshwari	—		$550,000		$550,000		$1,100,000
Kimberley E. Honeysett	—		$337,500		$337,500		$675,000
Andrew J. Hartmann	—		$312,500		$312,500		$625,000
Karen L. Aranki	$100,000(1)		$262,500		$362,500(1)		$825,000

(1)
The equity awarded to Ms. Aranki in fiscal year 2024 was part of her new hire offer made in fiscal year 2023. The conditional grant was based on Ms. Aranki’s permanent relocation to Salt Lake City, Utah within 18 months of start date. The total value of the award was $200,000, with the award split equally between restricted stock units and premium-priced stock options, with the exercise price set 10% above the closing share price on the date of grant.

Other Elements of Executive Compensation.   Because our philosophy is to emphasize pay for performance, we provide retirement, group benefits and perquisites of relatively minor value to our executives.
Service and Recognition Awards.   Our employees, including our NEOs, are eligible to receive discretionary cash service awards for reaching certain tenure milestones and discretionary cash employee recognition awards to acknowledge and reward outstanding performance.

Deferred Compensation Plan.   NEOs and other highly compensated U.S. employees may make voluntary contributions to the Varex Imaging Corporation 2016 Deferred Compensation Plan (the “DCP”), which is a standard management benefit plan offered by many public companies. We currently do not contribute into the DCP.
Group Benefits and Other Perquisites.   Our NEOs are eligible to participate in the same employee benefit plans and on the same basis as all other Company employees. Such benefit plans include group medical, dental, vision, long term disability, life insurance, 401(k) and ESPP. In addition, our Chief Executive Officer and our Chief Financial Officer can be reimbursed for financial counseling expenses of up to $10,000 and other NEOs up to $7,500, which we believe helps them to concentrate on their Company responsibilities while offering a competitive benefit. In addition, all NEOs are eligible to receive reimbursement of up to $4,000 for an executive physical, which we provide to help our NEOs prioritize their health, which is important to our future success.
We do not provide executives tax gross ups or reimbursements for any taxable income from these benefits and perquisites.
Change in Control Agreements.   We currently have change-in-control agreements with all our NEOs. We entered into these agreements to attract and retain high quality executives and to ensure that executives who might be involved in acquisition or merger discussions with another entity make the best decisions for us and our stockholders and are not unduly biased by the impact of such a transaction on their personal situations. These agreements do not factor into our decisions surrounding the executive’s cash and equity compensation.
Each change in control agreement contains a “better-after-tax” provision, which provides that if any of the payments to the executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code. The agreements do not include tax gross up payments for excise taxes imposed by Section 4999 of the Code.
The change in control agreements are intended to provide an appropriate level of compensation for a specified time interval for executives who would likely be involved in activities regarding a change in control and are personally at risk for job loss in the event of a change in control. Our change in control agreements are “double trigger” meaning that to receive benefits under the agreements there must be a change in control event and the executive must either:
(1)
Be terminated by us or the successor company without cause within a specified time interval in connection with a change in control, or

(2)
Terminate employment for good reason, as defined in the agreements, within a specified time interval in connection with a change in control.

For more information about the agreements as well as a tabular summary of the potential payments that may be made to our NEOs, please refer to “— Potential Payments upon Termination or Change in Control” below.
Executive Compensation Governance Policies
Stock Ownership Guidelines.   As noted above, a core element of our compensation philosophy is to align the interests of executive officers with those of stockholders by providing appropriate long-term incentives. To further this goal, we maintain stock ownership guidelines denominated as a multiple of base salary. The guidelines are reviewed annually and revised as appropriate to keep pace with competitive and good governance practices. The multiples are set based upon each officer’s position, as set forth below:
Position	Stock Ownership Multiple of Salary
CEO	6x
CFO	3x
Other corporate officers	1x

Ownership levels are expected to be achieved within the later of: (i) five years of first becoming an officer, (ii) three years of an amendment increasing ownership levels with respect to any increase, or (iii) three years of the date that the new ownership levels apply to such individual due to a change in position. As of the date of this Proxy Statement, all our NEOs are in compliance with our policy.
Recoupment (or “Clawback”) Policy.   We have a Compensation Recovery Policy that provides for recoupment of certain incentive compensation paid to current and former executive officers of the Company in the event of an accounting restatement of the Company’s financial statements. This policy applies to all incentive-based compensation (as that term is defined in the new SEC rules), which includes performance-based awards granted under our 2020 Stock Plan and the cash bonus payments under the MIP.
In addition, pursuant to a clawback agreement required to be executed by all employees who receive awards, if an employee engages in certain detrimental conduct, including willful misconduct in connection with a financial restatement that has a material adverse effect on the Company, the Compensation Committee may, in its sole discretion, cancel and terminate such employee’s outstanding stock awards (whether vested or unvested and whether time-based or performance-based) and recoup shares issued pursuant to the exercise or settlement of stock awards within the three years prior to the detrimental conduct (as determined by the Compensation Committee) and thereafter.
Prohibition on Hedging or Pledging Company Securities and Insider Trading Policy.   We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted an insider trading policy (the “Insider Trading Policy”) governing the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Policy, including any amendments thereto, was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended September 27, 2024. The Insider Trading Policy prohibits executive officers and directors from purchasing Company securities on margin, holding Company securities in a margin account, borrowing against any account in which Company securities are held or otherwise pledging Company securities as collateral for a loan. For all other employees subject to the quarterly blackout period under the Insider Trading Policy, which includes business unit general managers, and other employees who have access to, or assist in compiling, Company financial data, purchases on margin and the pledging of or borrowing against Company securities are not strictly prohibited, but such activities are strongly discouraged and advance consultation with the Company’s Legal Department is required. The Insider Trading Policy also prohibits officers, directors, and other employees subject to the quarterly blackout period from engaging in transactions in puts, calls or other derivatives on an exchange or in any other organized market and other hedging transactions. In addition, our NEOs are encouraged to sell Company stock through a 10b5-1 trading plan.
Equity Grant Practices.   The Compensation Committee approves grants of equity awards to Section 16 Insiders, our CFO, most Senior Vice Presidents (“SVPs”), and other Vice Presidents and above who directly report to the CEO. The Committee also annually approves a delegated pool of equity to be granted by the CEO to employees who are not in the group approved by the Compensation Committee. Grants may be made to selected newly hired individuals throughout the year on an off-cycle basis coincident with a fixed date near the next regularly scheduled quarterly meeting of the Compensation Committee following their date of hire. Special grants to continuing employees, such as for promotions or retention purposes, are typically approved coincident with a fixed date near the first regularly scheduled quarterly Compensation Committee meeting following the recommendation to make a special grant.
The date of grant of an equity award had historically been the date approved by the Compensation Committee except in instances where our trading “blackout” was in effect or if our management knew of material, non-public information about the Company. Those equity awards were granted effective as of the close of the business day after the “blackout” expired, or the close of the second business day after the public release of the material, non-public information, as applicable. Our standard quarterly “blackout” period begins two weeks prior to the end of each fiscal quarter and ends two full business days after we publicly release our quarterly financial and operational results for the quarter. However, in September 2020, with the intent of simplifying the grant process while minimizing the potential for grants being made when management could possibly possess material inside information, the Committee approved fixed grant dates of the 15th of February, May, August, or November for subsequent equity grants. The November 15 fixed grant date was later modified to December 10, to ensure that the grant date would follow the filing of our Annual Report on Form 10-K.
The exercise price of our stock options is generally based on the closing price of our common stock on the Nasdaq exchange on the date of grant. The 2017 Stock Plan and the 2020 Stock Plan explicitly prohibit the repricing of stock options without prior stockholder approval and grant of discount options.
Tax Deductibility.   While Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers, the Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

Compensation Committee Report
The Compensation and Human Capital Management Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Varex Imaging Corporation (the “Company”) has reviewed and discussed with management the “Compensation Discussion and Analysis” section of the Proxy Statement for the 2025 Annual Meeting of Stockholders. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Proxy Statement for the 2025 Annual Meeting of Stockholders and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended September 27, 2024.
Timothy E. Guertin (Chair)
Kathleen L. Bardwell
Jocelyn D. Chertoff, MD
Christine A. Tsingos

Summary Compensation Table
The following table sets forth certain information about the compensation of the NEOs for each of the last three fiscal years, except fiscal years 2023 and 2022 for Ms. Aranki are not provided because she was not an NEO in those years.
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)
Sunny S. Sanyal President and Chief Executive Officer	2024	791,366	—	3,749,998	—	180,667	—	27,462	4,749,493
	2023	766,462	—	1,624,992	1,624,998	480,500	—	23,946	4,520,898
	2022	714,776	—	1,499,975	1,499,999	734,753	—	19,015	4,468,518
Shubham Maheshwari Chief Financial Officer	2024	515,789	—	1,099,873	—	76,965	—	14,741	1,707,368
	2023	492,462	—	397,478	397,498	222,770	—	14,504	1,524,712
	2022	470,769	—	397,478	397,489	339,000	—	68,081	1,672,817
Kimberley E. Honeysett SVP, CLO and Corporate Secretary	2024	408,539	—	674,967	—	71,823	—	13,542	1,168,871
	2023	395,385	35	287,495	287,494	128,216	—	20,175	1,118,800
	2022	373,077	142	287,495	287,495	263,000	—	12,523	1,223,715
Andrew J. Hartmann SVP and General Manager, Detectors	2024	412,539	—	624,990	—	53,743	—	17,892	1,109,164
	2023	399,616	—	262,486	262,490	132,253	—	15,739	1,072,584
	2022	376,812	1,418	262,490	262,498	211,000	—	10,849	1,125,067
Karen L. Aranki Chief Human Resources Officer(7)	2024	352,194	20,050	624,948	99,998	56,260	—	21,671	1,175,121

(1)
This column represents salaries earned during the fiscal year that the individual was an NEO.

(2)
For fiscal year 2024, this column represents a relocation bonus and a $50 one-year service recognition award for Ms. Aranki. For fiscal year 2023, this column represents an employee recognition award for Ms. Honeysett. For fiscal year 2022, this column represents employee recognition awards given to Ms. Honeysett and Mr. Hartmann.

(3)
This column represents awards granted during fiscal years 2024, 2023 and 2022, computed in each case in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation — Stock Compensation” (“ASC 718”). The grant date fair value for RSU awards was determined using the closing price of our common stock on the grant date multiplied by the number of shares subject to the award. The grant date fair value for PSU awards subject to adjusted EBITDA margin goals over three years was determined using the closing price of our common stock on the grant date. For PSUs subject to relative TSR performance, consistent with ASC 718, the grant date fair value was determined using a Monte Carlo simulation performed as of the date of grant by an independent third party, the assumptions of which are disclosed below.

TSR PSU Awards	Dividend Yield	Interest Rate	Historical Volatility	Remaining Performance Period on the Grant Date (Years)
Fiscal 2024	0.0%	4.4%	35.5%	3.0
(Dec. 10, 2023 Grant Date)
The grant date fair values of included EBITDA Margin PSUs, assuming at the grant date that the highest level of performance conditions will be achieved for each EBITDA Margin PSU, are, for fiscal year 2024, Mr. Sanyal, $1,875,000; Mr. Maheshwari, $549,982; Ms. Honeysett, $337,486; Mr. Hartmann, $312,840; and Ms. Aranki, $262,486. The total grant date fair value of the TSR PSUs that may be earned depending on our relative TSR remains the same whether the maximum, target, or below target performance is earned.
See the notes entitled “Summary of Significant Accounting Policies” and “Employee Stock Plan” in Notes 1 and 15, respectively, to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year in which the stock award was made for additional discussion of the valuation of our stock awards. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that was or may ultimately be realized by the NEOs.
(4)
This column represents the aggregate grant date fair value of stock option awards granted to the NEOs during each fiscal year, computed in each case, in accordance with ASC 718. The assumptions used to calculate these amounts are set forth in the notes entitled “Summary of Significant Accounting Policies” and “Employee Stock Plans” in Notes 1 and 15, respectively, to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year in which the stock option was awarded. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that was or may ultimately be realized by the NEOs.

(5)
This column represents annual cash incentives earned under the MIP. For additional information regarding annual cash incentives under the MIP for fiscal year 2024, please see the section entitled “Compensation Discussion and Analysis — Fiscal Year 2024 Compensation Program and Pay Decisions — Annual Cash Incentives.”

(6)
Set forth in the table below are the material components of the “All Other Compensation” column for fiscal year 2024.

Name	Company Contributions to 401(K)(a)	Other(b)
Sunny S. Sanyal	$17,462	$10,000
Shubham Maheshwari	$14,741	—
Kimberley E. Honeysett	$13,542	—
Andrew J. Hartmann	$17,892	—
Karen L. Aranki	$16,669	$5,002

(a)
Amount represents Company matching contributions to the NEO’s contributions to the Company’s 401(k) plan during the fiscal year, matched at a level of $1.00 for each dollar contributed, up to 4% of eligible earnings.

(b)
The amounts for Mr. Sanyal and Ms. Aranki represent financial planning reimbursements.

(7)
Ms. Aranki became an NEO in fiscal year 2024.

Grants of Plan-Based Awards
The following table provides information on plan-based awards made in fiscal year 2024 to each of our NEOs:
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: # of Shares of Stock or Units(3) (#)	All Other Option Awards: # of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh.)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sunny S. Sanyal	MIP	—	239,400	798,000	1,596,000	—	—	—	—	—	—	—
	EBITDA Margin PSUs	12/10/2023	—	—	—	23,806	47,613	95,226	—	—	—	937,500
	TSR PSUs	12/10/2023	—	—	—	8,078	40,392	60,588	—	—	—	937,498
	RSUs	12/10/2023	—	—	—	—	—	—	95,226	—	—	1,875,000
Shubham Maheshwari	MIP	—	101,985	339,950	679,900	—	—	—	—	—	—	—
	EBITDA Margin PSUs	12/10/2023	—	—	—	6,983	13,966	27,932	—	—	—	274,991
	TSR PSUs	12/10/2023	—	—	—	2,370	11,848	17,772	—	—	—	274,991
	RSUs	12/10/2023	—	—	—	—	—	—	27,932	—	—	549,891
Kimberley E. Honeysett	MIP	—	67,980	226,600	453,200	—	—	—	—	—	—	—
	EBITDA Margin PSUs	12/10/2023	—	—	—	4,285	8,570	17,140	—	—	—	168,743
	TSR PSUs	12/10/2023	—	—	—	1,454	7,270	10,905	—	—	—	168,737
	RSUs	12/10/2023	—	—	—	—	—	—	17,140	—	—	337,487
Andrew J. Hartmann	MIP	—	68,640	228,800	457,600	—	—	—	—	—	—	—
	EBITDA Margin PSUs	12/10/2023	—	—	—	3,968	7,935	15,870	—	—	—	156,240
	TSR PSUs	12/10/2023	—	—	—	1,346	6,732	10,098	—	—	—	156,250
	RSUs	12/10/2023	—	—	—	—	—	—	15,871	—	—	312,500
Karen L. Aranki	MIP	—	53,250	177,500	355,000	—	—	—	—	—	—	—
	EBITDA Margin PSUs	12/10/2023	—	—	—	3,333	6,665	13,330	—	—	—	131,234
	TSR PSUs	12/10/2023	—	—	—	1,131	5,654	8,481	—	—	—	131,229
	RSUs	12/10/2023	—	—	—	—	—	—	13,331	—	—	262,487
	RSUs	8/15/2024	—	—	—	—	—	—	7,949	—	—	99,998
	Options	8/15/2024	—	—	—	—	—	—	—	17,094	13.84	99,998

(1)
These columns represent the potential awards under our MIP for fiscal year 2024 as further discussed in “— Compensation Discussion and Analysis — Fiscal year 2024 Compensation Program and Pay Decisions — Annual Cash Incentives”. The Threshold level represents the award that would be paid upon attainment of the minimum achievement level with a payout. Below such performance level, no bonus is earned. The dollar value of the actual bonus award earned for fiscal year 2024 for each NEO is set forth in the Summary Compensation Table (refer to “— Summary Compensation Table” above). As such, the amounts set forth in this column do not represent the actual compensation earned by any of the NEOs for fiscal year 2024.

(2)
The amounts reported represent the threshold, target and maximum number of PSUs granted in fiscal year 2024. Each PSU award was granted under the 2020 Stock Plan. The EBITDA Margin PSUs will vest based on achievement of adjusted EBITDA margin goals over the three-year period covering fiscal years 2024, 2025 and 2026. The TSR PSUs will vest based on achievement of certain TSR goals over the three-year period commencing on the date of grant and ending on the third anniversary of the date of grant. The final number of shares earned in respect of PSUs granted in fiscal year 2024 will be determined by the Compensation Committee and the independent directors upon the completion of the three-year performance, generally subject to continued employment through the determination date. Vesting will occur only if the NEO is employed by the Company or an affiliate through the date that achievement is determined, except in cases involving death, disability, or termination without cause or for good reason in the change of control context. Additionally, such awards will accelerate in the event of certain corporate transactions if such awards are not assumed, continued, or substituted. See “— Potential Payments Upon Termination or Change in Control.”

(3)
Each RSU award was granted under the 2020 Stock Plan. Each RSU award (other than the RSU award granted to Ms. Aranki on August 15, 2024) vests 50% on December 10, 2025, and 50% on December 10, 2027. The RSU award granted to Ms. Aranki on August 15, 2024 vests 50% on August 15, 2026, and 50% on August 15, 2028. Vesting will occur only if the NEO is employed by the Company or an affiliate through each vesting date, except in cases involving death, disability, or termination without cause or for good reason in the change of control context. Additionally, such awards will accelerate in the event of certain corporate transactions if such awards are not assumed, continued, or substituted. See “— Potential Payments Upon Termination or Change in Control.”

(4)
Each stock option award was granted under the 2020 Stock Plan with an exercise price equal to 110% of the closing price of the underlying shares on the grant date and will expire ten years from the grant date unless NEO employment with the Company or an affiliate terminates earlier. One fourth of the stock option grant vests on August 15, 2025, and the remainder vests monthly during the following 36-month period. Vesting will occur only if the NEO is employed by the Company or an affiliate through each vesting date, except in cases involving death, disability, or termination without cause or good reason in the change of control context. Additionally, such awards will accelerate in the event of certain corporate transactions if such awards are not assumed, continued, or substituted. See “— Potential Payments Upon Termination or Change in Control.”

(5)
This column represents the aggregate grant date fair value of PSU, RSU, and stock option grants to the NEOs computed in accordance with ASC 718.See footnote (3) of the Summary Compensation Table for more information.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth the outstanding equity awards of the NEOs as of the end of fiscal year 2024:
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Sunny S. Sanyal	2/15/2018	89,115(4)	—	37.10	2/15/2025	—	—	—	—
	2/15/2019	103,282(5)	—	31.42	2/15/2026	—	—	—	—
	2/18/2020	173,206(6)	—	28.12	2/15/2030	—	—	—	—
	2/16/2021	148,663(7)	17,287(7)	25.06	2/16/2031	—	—	—	—
	12/10/2021	85,438(8)	38,837(8)	30.95	12/10/2031	—	—	—	—
	12/9/2022	73,216(9)	94,137(9)	22.13	12/8/2032	—	—	—	—
	2/16/2021	—	—	—	—	33,911(10)	404,219	—	—
	12/10/2021	—	—	—	—	26,652(11)	317,692	—	—
	12/9/2022	—	—	—	—	80,765(12)	962,719	—	—
	12/10/2023	—	—	—	—	95,226(13)	1,135,094	—	—
	12/10/2023	—	—	—	—	—	—	40,392(14)	481,473
	12/10/2023	—	—	—	—	—	—	47,613(15)	567,547
Shubham Maheshwari
	10/2/2020	160,944(16)	—	13.61	8/15/2030	—	—	—	—
	5/21/2021	14,670(17)	2,935(17)	27.95	5/21/2031	—	—	—	—
	12/10/2021	22,640(8)	10,292(8)	30.95	12/10/2031	—	—	—	—
	12/9/2022	17,909(9)	23,028(9)	22.13	12/8/2032	—	—	—	—
	5/21/2021	—	—	—	—	3,689(18)	43,973	—	—
	12/10/2021	—	—	—	—	7,063(11)	84,191	—	—
	12/9/2022	—	—	—	—	19,756(12)	235,492	—	—
	12/10/2023	—	—	—	—	27,932(13)	332,949	—	—
	12/10/2023	—	—	—	—	—	—	11,848(14)	141,228
	12/10/2023	—	—	—	—	—	—	13,966(15)	166,475
Kimberley E. Honeysett
	2/15/2018	13,875(4)	—	37.10	2/15/2025	—	—	—	—
	2/15/2019	17,229(5)	—	31.42	2/15/2026	—	—	—	—
	2/18/2020	29,147(6)	—	28.12	2/15/2030	—	—	—	—
	2/16/2021	25,257(7)	2,938(7)	25.06	2/16/2031	—	—	—	—
	12/10/2021	16,374(8)	7,445(8)	30.95	12/10/2031	—	—	—	—
	12/9/2022	12,953(9)	16,655(9)	22.13	12/8/2032	—	—	—	—
	2/16/2021	—	—	—	—	5,762(10)	68,683	—	—
	12/10/2021	—	—	—	—	5,108(11)	60,887	—	—
	12/9/2022	—	—	—	—	14,289(12)	170,325	—	—
	12/10/2023	—	—	—	—	17,140(13)	204,309	—	—
	12/10/2023	—	—	—	—	—	—	7,270(14)	86,658
	12/10/2023	—	—	—	—	—	—	8,570(15)	102,154

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Andrew J. Hartmann
	8/24/2018	30,237(19)	—	31.14	8/15/2025	—	—	—	—
	2/15/2019	30,029(5)	—	31.42	2/15/2026	—	—	—	—
	2/18/2020	29,428(6)	—	28.12	2/15/2030	—	—	—	—
	2/16/2021	25,257(7)	2,938(7)	25.06	2/16/2031	—	—	—	—
	12/10/2021	14,951(8)	6,797(8)	30.95	12/10/2031	—	—	—	—
	12/9/2022	11,826(9)	15,207(9)	22.13	12/8/2032	—	—	—	—
	2/16/2021	—	—	—	—	5,762(10)	68,683	—	—
	12/10/2021	—	—	—	—	4,664(11)	55,595	—	—
	12/9/2022	—	—	—	—	13,046(12)	155,508	—	—
	12/10/2023	—	—	—	—	15,871(13)	189,182	—	—
	12/10/2023	—	—	—	—	—	—	6,732(14)	80,245
	12/10/2023	—	—	—	—	—	—	7,935(15)	94,585
Karen L. Aranki	5/15/2023	6,889(20)	13,782(20)	24.55	5/14/2033	—	—	—	—
	8/15/2024	—	17,094(21)	13.84	8/15/2034	—	—	—	—
	5/15/2023	—	—	—	—	9,520(22)	113,478	—	—
	12/10/2023	—	—	—	—	13,331(13)	158,906	—	—
	8/15/2024	—	—	—	—	7,949(23)	94,752	—	—
	12/10/2023	—	—	—	—	—	—	5,654(14)	67,396
	12/10/2023	—	—	—	—	—	—	6,665(15)	79,447

(1)
For stock options, RSU and PSU awards reflected in these columns, vesting will occur only if the NEO is employed by the Company or an affiliate through each vesting date, (or, in the case of PSU awards, the achievement determination date), except in cases involving death, disability, or termination without cause or for good reason in the change of control context. Additionally, such awards will accelerate in the event of certain corporate transactions if such awards are not assumed, continued, or substituted. See “Potential Payments Upon Termination or Change in Control.”

(2)
Stock option awards prior to 2020 are granted at an exercise price equal to the fair market value (i.e., the closing price) of the underlying shares of our common stock on the date of grant. Starting in 2020, stock option awards are granted at an exercise price of fair market value plus a 10% premium on the date of the grant.

(3)
This column is based on the closing price of our common stock as of September 27, 2024 ($11.92).

(4)
These stock options fully vested on 2/15/2022 based on a vesting schedule that provides for 25% vesting on 2/15/2019 and pro rata monthly vesting thereafter.

(5)
These stock options fully vested on 2/15/2023 based on a vesting schedule that provides for 25% vesting on 2/15/2020 and pro rata monthly vesting thereafter.

(6)
These stock options fully vested on 2/15/2024 based on a vesting schedule that provides for 25% vesting on 2/15/2021 and pro rata monthly vesting thereafter.

(7)
These stock options are scheduled to fully vest on 2/15/2025 based on a vesting schedule that provides for 25% vesting on 2/15/2022 and pro rata monthly vesting thereafter.

(8)
These stock options are scheduled to fully vest on 12/10/2025 based on a vesting schedule that provides for 25% vesting on 12/10/2022 and pro rata monthly vesting thereafter.

(9)
These stock options are scheduled to fully vest on 12/10/2026 based on a vesting schedule that provides for 25% vesting on 12/10/2023 and pro rata monthly vesting thereafter.

(10)
The unvested portion of these RSU awards is scheduled to vest on 02/15/2025.

(11)
The unvested portion of these RSU awards is scheduled to vest on 12/10/2025.

(12)
The unvested portion of these RSU awards is scheduled to vest as follows: 50% on 12/10/2024 and the remaining 50% on 12/10/2026.

(13)
The unvested portion of these RSU awards is scheduled to vest as follows: 50% on 12/10/2025 and the remaining 50% on 12/10/2027.

(14)
Pursuant to SEC rules, represents the TSR PSUs awarded in 2024 assuming the target level of performance conditions is achieved because actual performance through the last date of the fiscal year was trending below target but above threshold. The TSR PSUs will vest based on achievement of certain relative TSR goals over the three-year period commencing on the date of grant and ending on the third anniversary of the date of grant. The final number of shares earned in respect of PSUs will be determined by the Compensation Committee and the independent directors upon the completion of the three-year performance period, generally subject to continued employment through the determination date.

(15)
Pursuant to SEC rules, represents the EBITDA Margin PSUs awarded in 2024 assuming the target level of performance conditions is achieved because actual performance through the last date of the fiscal year was trending below target but above threshold. The EBITDA Margin PSUs will vest based on achievement of adjusted EBITDA margin goals over the three-year period covering fiscal years 2024, 2025 and 2026. The final number of shares earned in respect of PSUs will be determined by the Compensation Committee and the independent directors upon the completion of the three-year performance period, generally subject to continued employment through the determination date.

(16)
These stock options fully vested on 8/15/2024 based on a vesting schedule that provides for 25% vesting on 8/15/2021 and pro rata monthly vesting thereafter.

(17)
These stock options are scheduled to fully vest on 5/15/2025 based on a vesting schedule that provides for 25% vesting on 5/15/2022 and pro rata monthly vesting thereafter.

(18)
The unvested portion of these RSU awards is scheduled to vest on 5/15/2025.

(19)
These stock options fully vested on 8/15/2022 based on a vesting schedule that provides for 25% vesting on 8/15/2019 and pro rata monthly vesting thereafter.

(20)
These stock options are scheduled to fully vest on 5/15/2027 based on a vesting schedule that provides for 25% vesting on 5/15/2024 and pro rata monthly vesting thereafter.

(21)
These stock options are scheduled to fully vest on 8/15/2028 based on a vesting schedule that provides for 25% vesting on 8/15/2025 and pro rata monthly vesting thereafter.

(22)
The unvested portion of these RSU awards is scheduled to vest as follows: 50% on 5/15/2025 and the remaining 50% on 5/15/2027.

(23)
The unvested portion of these RSU awards is scheduled to vest as follows: 50% on 8/15/2026 and the remaining 50% on 8/15/2028.

Option Exercises and Stock Vested
The following table sets forth the number of shares of the Company’s common stock acquired by NEOs through stock option exercises and vesting of RSUs during fiscal year 2024. In addition, the table presents the value realized upon such exercises or vesting, as calculated, in the case of stock options, based on the difference between the market price of the Company’s common stock at exercise and the option exercise price and, in the case of RSUs, based on the closing price per share of the Company’s common stock on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1)	Value Realized Upon Exercise	Number of Shares Acquired on Exercise	Value Realized on Vesting
Sunny S. Sanyal	—	—	56,875	$1,050,658
Shubham Maheshwari	—	—	37,377	$520,413
Kimberley E. Honeysett	—	—	10,194	$189,073
Andrew J. Hartmann	—	—	9,799	$181,183
Karen L. Aranki	—	—	—	—

(1)
None of the option awards that vested in fiscal year 2024 had an exercise price higher than the market price at the time of vesting. Thus, no options were exercised in fiscal year 2024.

Nonqualified Deferred Compensation
The following table sets forth contributions, earnings, and distributions during fiscal year 2024, and account balances as of September 27, 2024, for each of the NEOs under (i) our nonqualified DCP and (ii) the now frozen deferred compensation plan in which certain of the NEOs participated at Varian prior to the Spin-off:
Name	Plan	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at last Fiscal Year End(4)
Sunny S. Sanyal	DCP	—	—	$15,695	—	$74,932
	Frozen DCP	—	—	$44,468	—	$148,985
Shubham Maheswari	—	—	—	—	—	—
Kimberley E. Honeysett	Frozen DCP	—	—	$1,238	—	$26,115
Andrew J. Hartmann	—	—	—	—	—	—
Karen L. Aranki	—	—	—	—	—	—

(1)
These amounts represent the respective executive contributions attributable to fiscal year 2024, which were included in the “Salary” column of the Summary Compensation Table for fiscal year 2024.

(2)
There were no Company contributions during fiscal year 2024.

(3)
None of the earnings in this column are included in the Summary Compensation Table (refer to “— Summary Compensation Table” above) because they were not preferential or above market.

(4)
Balance at last fiscal year end includes the following amounts reported as compensation to the NEOs in the Summary Compensation Table for fiscal years prior to fiscal year 2024: Mr. Sanyal: $141,967.

In October 2016, the Board approved the DCP and it became effective for 2017 compensation. In addition, the DCP assumed certain deferred compensation obligations from the Varian Medical Systems, Inc. 2005 Deferred Compensation Plan in connection with the Spin-off. We also maintain the Varex Imaging Corporation Frozen Deferred Compensation Plan (the “Frozen DCP”), which assumed certain pre-Spin- off deferred compensation obligations from the Varian Frozen Deferred Compensation Plan. Since the Spin- off, no deferrals have been made under the Frozen DCP.
The DCP is designed to allow a select group of management and highly compensated employees, including its executive officers, to defer receipt of a specified percentage of their base salaries (up to 50%) and to allow its non-employee directors to defer receipt of their director fees (up to 100%).
Further, we may make discretionary contributions on behalf of participants in the DCP. Deferred amounts under the DCP and Frozen DCP will be unfunded, unsecured obligations subject to the claims of our creditors. The payment of DCP and Frozen DCP benefits will be funded by its general assets, which may be held in a rabbi trust for this purpose.
Amounts deferred by a participant into the DCP and any employer contributions are credited to an unfunded bookkeeping account maintained on behalf of each participant. These amounts will be periodically adjusted for earnings and/or losses at a rate that is equal to the various hypothetical investment funds (also referred to as measurement funds) selected by the plan administrator and elected by the participant. Participants may reallocate previously invested money among each of the available measurement funds daily.
Under the DCP, a participant will be permitted to make separate distribution elections with respect to each year’s deferrals. These distribution elections will include the ability to elect a single lump sum payment or installment payments for up to 10 years following termination of employment. Deferrals also may be paid out prior to termination of employment in the event of a financial hardship or if the participant makes a short-term payout election, and such deferrals will be paid in the form of a lump sum. Under the DCP, amounts credited as Company contributions are paid in the form of a lump sum following a participant’s separation from service.
Under the Frozen DCP, upon retirement, a participant’s accounts will be paid in a single lump sum payment or in installment payments of up to 15 years following retirement, as elected by the participant in accordance with the terms of the plan. Upon a pre-retirement termination of employment, a participant’s accounts will be paid in a lump sum (or if they equal or exceed $50,000 in the aggregate, in up to five annual installments if approved by the plan committee). Deferrals under the Frozen DCP also may be paid out prior to termination of employment in the event of a financial hardship or if the participant makes a short-term payout election. Special rules also apply to distributions following a participant’s death or disability.
The DCP and Frozen DCP may be terminated by action of the Board. In the case of the DCP, upon termination, benefits will be distributed as soon as the plan and Section 409A of the Code permit. In the case of the Frozen DCP, upon termination, payments will generally be made in a lump sum but may be made in annual installments of up to fifteen years for plan terminations covering all participants that occur prior to a change in control, in each case, except as would cause plan benefits to become subject to Section 409A of the Code.
Potential Payments upon Termination, Change in Control, or upon Death or Disability
Change in Control Agreements
Each of our NEOs have entered into a Change in Control Agreement (“CIC Agreement”) that was approved by our Board. Under the CIC Agreements, if we terminate the NEO’s employment other than by reason of death, disability, or “cause”, or if the NEO voluntarily terminates for “good reason”, in either case, within 60 days prior to, or 18 months following, a change in control of the Company, then the NEO will be entitled to:
(i)
a lump sum severance payment,

(ii)
a lump sum payment equal to a pro rata portion of the NEO’s target bonus under our annual incentive plan,

(iii)
full vesting of all outstanding stock option and stock awards (with (i) TSR PSUs vesting at the greater of actual and target performance and (ii) EBITDA Margin PSUs vesting at actual performance levels with respect to any completed portion of the performance period for which performance has been determined and at target with respect to any incomplete portion of the performance period for which performance has not yet been determined, in each case, as provided in the applicable award agreements), and

(iv)
up to 18 months of Company paid COBRA premiums; provided, however, that if the payment of COBRA premiums is not permitted by applicable law, the NEO will instead receive a taxable lump sum payment equal to 18 months of COBRA premiums.

The amount of the lump sum severance payment in the case of each of the NEOs will be equal to a multiple of the sum of: (A) the NEO’s base salary and (B) the greater of (x) the NEO’s most recently established target annual bonus under our annual cash incentive plan and (y) the average annual cash incentive that was paid to the NEO in the three fiscal years ending prior to the date of termination under our annual cash incentive plan. The severance multiple for Mr. Sanyal is 2.5. The severance multiple for Ms. Aranki, Mr. Hartmann, Ms. Honeysett, and Mr. Maheshwari is 2.0. If the NEO has not completed at least three full fiscal years of service with the Company prior to the NEO’s termination date, then the amount determined in (y) above will be based on the average annual cash incentive for the number of full fiscal years that the NEO has completed.
As a condition to receiving such severance benefits, an NEO must execute a release of all of his or her rights and claims relating to his or her employment and comply with certain post-termination restrictions, including, among other things, continuing to comply with the terms of his or her proprietary information and non-disclosure agreement, and for a period of 12 months, complying with certain non-solicitation and non-competition provisions that are set forth in the NEO’s CIC Agreement.
In addition, if within 18 months after a change in control, the NEO incurs a separation from service by reason of the NEO’s death or disability, the NEO or, if applicable, the NEO’s estate will be entitled to death or long-term disability benefits from the Company no less favorable than the most favorable benefits to which the NEO would have been entitled had the death or disability occurred at any time during the period commencing one year prior to the change in control under the plans of the Company.
The CIC Agreements with the NEOs do not provide for tax gross ups of payments subject to the “golden parachute” excise tax under Section 4999 of the Code. Each CIC Agreement instead contains a “better after tax” provision, which provides that if any of the payments to the NEO constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the NEO, whichever results in the NEO receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.
Change in Control Treatment Under Equity Agreements
Under the Company’s 2017 Stock Plan and 2020 Stock Plan, except as otherwise provided in the NEOs’ equity agreements, in the event of certain corporate transactions, if the Compensation Committee does not provide for the assumption, continuation or substitution of stock awards, each stock award will fully vest and terminate upon the consummation of the transaction. In these instances, stock option holders will be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise their outstanding vested stock options before the termination of such awards.
Further, each NEO’s TSR PSU award agreement provides that if (i) a change in control occurs before the last day of the performance period and (ii)(x) the TSR PSU award is assumed or substituted, then the greater of actual performance or 100% of the target amount of TSR PSUs will vest on the last day of the performance period (subject to the NEO’s continued service through such date), or (y) the TSR PSU award is not assumed or substituted, the greater of actual performance or 100% of the target amount of TSR PSUs vest upon the effective date of the change in control (subject to the NEO’s continued service through such date).
In addition, each NEO’s EBITDA Margin PSU award agreement provides that if (i) a change in control prior to the achievement determination date and (ii)(x) the EBITDA Margin PSU award is assumed or substituted, the following number of shares will vest on the achievement determination date (subject to the NEO’s continued service through such date), or (y) the EBITDA Margin PSU award is not assumed or substituted, the following number of Shares shall vest on the effective date on the change in control (subject to the NEO’s continued service through such date):
(i)   with respect to any portion of the EBITDA Margin PSU award for which the performance calculation has been determined on or prior to the effective date of the change in control, the number of shares that have been “earned” as determined by the Compensation Committee, plus
(ii)   with respect to any portion of the EBITDA Margin PSU award for which the performance calculation has not yet been determined prior to the effective date of the change in control, the target number of shares.

Equity Treatment Upon Death or Disability
The NEOs’ equity agreements provide that if the applicable NEO’s employment terminates due to death or disability, his or her unvested stock option and RSU awards will fully vest upon such termination. Vested stock options granted in 2017-19 may be exercisable for up to three years from the date his or her employment terminates due to death and one year from the date his or her employment terminates due to disability, unless in each case the stock option term expires earlier. Stock options granted under the 2020 Stock Plan, once vested, remain exercisable for up to one year upon a disability and for the remainder of the option term in the instance of a retirement or death.
Each NEO’s TSR PSU award agreement provides that if the applicable NEO’s employment terminates due to death or disability, then the TSR PSUs will vest at target (or, if a change in control occurs prior to the end of the performance period, the TSR PSUs are assumed or substituted, and such termination occurs after such change in control, the TSR PSUs will vest at the greater of actual and target performance).
Each NEO’s EBITDA Margin PSU award agreement provides that if the applicable NEO’s employment terminates due to death or disability, then (i) with respect to any portion of the EBITDA Margin PSUs for which the performance calculation has been determined prior to such termination, the number of shares that have been “earned” as determined by the Compensation Committee will vest, and (ii) with respect to any portion of the EBITDA Margin PSUs for which the performance calculation was not determined prior to such termination, the target number of shares will vest.
Potential Payments Table
The table below reflects the value of compensation and benefits that would become payable to each of the NEOs if (i) a change in control occurred on September 27, 2024, and the NEO experienced a qualifying termination of employment on that date, (ii) a corporate transaction occurred on September 27, 2024, and the NEO’s equity awards are assumed, continued, or substituted, (iii) a corporate transaction occurred on September 27, 2024, and the NEO’s equity awards are not assumed, continued, or substituted, or (iv) the NEO died or experienced a qualifying disability on September 27, 2024. These amounts are based upon the NEO’s compensation as of such date and on the Company’s closing stock price of $11.92 on September 27, 2024, and do not take into account the “better after tax” provision in the CIC Agreements.
These benefits are in addition to the benefits under then exercisable stock options, the benefits under the DCP which the NEO would receive in the event of any termination, and the benefits available generally to salaried employees, such as distributions under our broad based 401(k) plan. No additional benefits are provided to NEOs upon retirement.
The benefits payable as a result of a termination of employment in connection with a change in control as reported in the columns of this table are as follows:
•
Cash Severance Benefit:   Cash severance equal to 2.5 times (Sanyal) and 2.0 (all others) the sum of (i) annual base salary rate plus (ii) the greater of (a) the most recently established target bonus or (b) average annual bonus paid over prior three fiscal years.

•
Annual Bonus:   A lump sum pro rata bonus at target for the applicable performance period when termination occurs.

•
Benefits Continuation:   Costs for benefits continued for 18 months including: Medical, dental and vision insurance.

•
Equity Awards:   Each outstanding equity award that is subject to vesting provisions will vest in full (with (i) TSR PSUs vesting at the greater of actual and target performance and (ii) EBITDA Margin PSUs vesting at actual performance levels with respect to any completed portion of the performance period for which performance has been determined and at target with respect to any incomplete portion of the performance period for which performance has not yet been determined, in each case, as provided in the applicable award agreements).

•
Excise Tax:   Each change in control agreement contains a “better after-tax” provision, which provides that if any of the payments to the executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code. The cash severance amount in the table below does not contain any reduction in cash severance under this provision.
The actual amounts that would be paid in such circumstances can be determined only at the time of any such event. Due to several factors that affect the nature and amount of any benefits provided upon such an event, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, our stock price, the executive’s current base salary, and the “better after tax” provision in the CIC Agreements.
Potential Payments upon Termination of Employment in Connection with a Change in Control
Name	Cash Severance	Benefit Continuation	Options(1)	RSUs(1)	PSUs(1)	Total
Sunny S. Sanyal	$2,735,500	$36,663	$—	$2,819,724	$975,238	$6,567,125
Shubham Maheshwari	$1,335,950	$45,173	$—	$696,605	$286,061	$2,363,789
Kimberley E. Honeysett	$1,026,600	$36,663	$—	$504,204	$175,533	$1,743,000
Andrew J. Hartmann	$1,036,800	$25,998	$—	$468,968	$162,535	$1,694,301
Karen L. Aranki	$867,500	$23,186	$—	$367,136	$136,514	$1,394,336

(1)
Represents the intrinsic value of accelerated equity awards based on our closing stock price as of September 27, 2024 ($11.92). Assumes target performance for PSUs, except with respect to the first tranche of the EBITDA Margin PSUs, which are reflected at actual performance.

Potential Payments upon a Corporate Transaction, and Equity Awards are Assumed, Continued, or Substituted
Name	Options	RSUs	PSUs(1)	Total
Sunny S. Sanyal	—	—	$975,238	$975,238
Shubham Maheshwari	—	—	$286,061	$286,061
Kimberley E. Honeysett	—	—	$175,533	$175,533
Andrew J. Hartmann	—	—	$162,535	$162,535
Karen L. Aranki	—	—	$136,514	$136,514

(1)
Represents the intrinsic value of accelerated equity awards based on our closing stock price as of September 27, 2024 ($11.92). Assumes target performance for PSUs, except with respect to the first tranche of the EBITDA Margin PSUs, which are reflected at actual performance.

Potential Payments upon a Corporate Transaction, and Equity Awards are Not Assumed, Continued, or Substituted
Name	Options(1)	RSUs(2)	PSUs(2)	Total
Sunny S. Sanyal	—	$2,819,724	$975,238	$3,794,962
Shubham Maheshwari	—	$696,605	$286,061	$982,666
Kimberley E. Honeysett	—	$504,204	$175,533	$679,737
Andrew J. Hartmann	—	$468,968	$162,535	$631,503
Karen L. Aranki	—	$367,136	$136,514	$503,650

(1)
The exercise price of all outstanding equity is greater than the closing stock price as of September 27, 2024 ($11.92). Thus, the options hold no value.

(2)
Represents the intrinsic value of accelerated equity awards based on our closing stock price as of September 27, 2024 ($11.92). Assumes target performance for PSUs, except with respect to the first tranche of the EBITDA Margin PSUs, which are reflected at actual performance.

Potential Payments upon Death or Disability
Name	Options(1)	RSUs(2)	PSUs(2)	Total
Sunny S. Sanyal	—	$2,819,724	$975,238	$3,794,962
Shubham Maheshwari	—	$696,605	$286,061	$982,666
Kimberley E. Honeysett	—	$504,204	$175,533	$679,737
Andrew J. Hartmann	—	$468,968	$162,535	$631,503
Karen L. Aranki	—	$367,136	$136,514	$503,650

(1)
The exercise price of all outstanding equity is greater than the closing stock price as of September 27, 2024 ($11.92). Thus, the options hold no value.

(2)
Represents the intrinsic value of accelerated equity awards based on our closing stock price as of September 27, 2024 ($11.92). Assumes target performance for PSUs, except with respect to the first tranche of the EBITDA Margin PSUs, which are reflected at actual performance.

Compensation of Directors
This section provides information regarding our director compensation policy for non-employee directors and the amounts paid and equity awards granted to these directors in fiscal year 2024. Our non- employee director compensation policy is designed to provide the appropriate amount and form of compensation to our non-employee directors. Directors who are employees (i.e., Mr. Sanyal) receive no compensation for their services as directors.
Each year the Compensation Committee and the Board review our director compensation program with the Compensation Committee’s independent compensation consultant. The following table reflects our director compensation program.
Component	Description
Annual Retainer	• $65,000 in cash, payable in equal quarterly installments in arrears, and pro-rated for any partial year of service.
Non-Executive Board Chair Retainer	• Additional $35,000 in cash, payable in equal quarterly installments in arrears, and pro-rated for any partial year of service.
Committee Member Retainer
• Audit	• $15,000 in cash
• Compensation	• $8,000 in cash
• Nominating	• $7,000 in cash
Payable in equal quarterly installments in arrears; and pro-rated for any partial year of service.
Committee Chair Retainers
• Audit	• $30,000 in cash
• Compensation	• $18,000 in cash
• Nominating	• $15,000 in cash
Payable in equal quarterly installments in arrears; and pro-rated for any partial year of service.

Component	Description
Annual Equity
•
On or about our annual meeting of stockholders, non-employee directors will receive an annual award of DSUs with a grant date fair value of $165,000, and the non-employee chair of the Board of Directors will receive an additional annual award of DSUs with a grant date fair value of $35,000. For fiscal year 2024, the annual grant was made on February 10, 2024.

•
DSUs vest 100% after the earlier of the one-year anniversary of the grant date and the next annual meeting of stockholders that occurs after the grant date, subject to the applicable director’s continued service; provided however, that such DSUs will vest in full upon the earlier of (i) a termination of service due to the applicable director’s death, disability, retirement or (ii) a change in control of the Company.

•
The DSUs will generally be settled for shares of our common stock on the earlier of (i) the applicable director’s termination of service for any reason, (ii) the third anniversary of the date of grant, (iii) a change in control of the Company or (iv) the applicable director’s death.

Share Ownership Guidelines	• Each non-employee director is expected to own shares valued at five times the annual Board service retainer fees.
• Shares underlying DSU awards held by the non-employee directors (whether or not vested) will be counted toward satisfaction of the guidelines.

•
Ownership levels must be achieved within five years from the date upon which an individual becomes a non-employee director; all non- employee directors have met the guidelines or are on track to do so within five years of joining the Board.

Non-employee directors may elect to defer their cash retainers and/or meeting fees under our DCP, subject to the restrictions of applicable tax law. Please refer to the discussion in “— Nonqualified Deferred Compensation” above for more information. All directors are reimbursed for reasonable out-of-pocket expenses associated with attending Board and committee meetings, and for expenses related to attending continuing directors’ education programs.

The following table sets forth the compensation received by each non-employee director during fiscal year 2024:
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Kathleen L. Bardwell	$88,000	$164,992	—	—	$252,992
Jocelyn Chertoff, M.D.(2)	$88,000	$164,992	—	—	$252,992
Timothy E. Guertin	$90,000	$164,992	—	—	$254,992
Jay K. Kunkel	$87,000	$164,992	—	—	$251,992
Walter M Rosebrough, Jr.	$122,000	$199,999	—	—	$321,999
Christine Tsingos	$103,000	$164,992	—	—	$267,992

(1)
This column represents the aggregate grant date fair value of DSUs granted in fiscal year 2024, computed in accordance with ASC 718. The grant date fair value for DSU awards granted in fiscal year 2024 was determined using the closing price of our common stock on the grant date multiplied by the number of shares subject to the award. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that may ultimately be realized by the directors.

(2)
All annual cash directors fees for Ms. Chertoff were deferred into the DCP for fiscal year 2024.

The following table sets forth the aggregate number of outstanding DSUs held by each non-employee director as of the end of fiscal year 2024:
Name	Outstanding DSUs
Kathleen L. Bardwell(1)	21,745
Jocelyn D. Chertoff, M.D(2)	24,699
Timothy E. Guertin(2)	24,699
Jay K. Kunkel(2)	24,699
Walter M Rosebrough, Jr.(3)	28,601
Christine A. Tsingos(2)	24,699

(1)
12,102 DSUs were vested as of the end of fiscal year 2024.

(2)
21,937 DSUs were vested as of the end of fiscal year 2024.

(3)
23,793 DSUs were vested as of the end of fiscal year 2024.

Based on the recommendation of our Compensation Committee, our director compensation program will not change in fiscal year 2025. In making such recommendation, the Compensation Committee considered the director compensation practices of peer companies, the recommendation of F.W. Cook, the Compensation Committee’s independent consultant and whether this change in director compensation aligns with the interests of our stockholders.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2024 the following board members served on the Compensation Committee: Timothy Guertin, Kathleen L. Bardwell, Jocelyn Chertoff, and Christine Tsingos. No member of the Compensation Committee was at any time during fiscal year 2024 or at any other time an officer or employee of the Company, and no member of this committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during fiscal year 2024.
Compensation Risk Management
The Compensation Committee’s annual review and approval of our compensation philosophy and strategy includes the review of compensation related risk. In fiscal year 2024, the Compensation Committee’s consultant reviewed our compensation programs for employees and executives, including our annual cash incentive plans and long term, equity-based incentive awards, and does not believe that such compensation programs create risks that are reasonably likely to have a material adverse effect on the Company.
The Compensation Committee’s consultant reported that our compensation programs are designed using an appropriate pay philosophy, peer group, and benchmarking to support business objectives with meaningful risk mitigation, oversight, and discretion by the Compensation Committee.
The report also determined that our principal sales incentive plan is based on measurable and verifiable goals for our bonus plan for executives. In addition, total target incentive compensation for all employees is a small percentage of total sales and revenue, and incentive opportunities under these plans are capped. Management also retains discretion to reduce incentive amounts.
The Compensation Committee believes that the following risk oversight and compensation design features described in greater detail above in this Compensation Discussion and Analysis section safeguard against excessive risk taking:
•
Stock ownership requirements,

•
Recoupment policy,

•
Prohibitions on executive officers and other employees subject to the quarterly blackout period engaging in any speculative transactions in Company securities, such as hedging,

•
Prohibitions on executive officers from pledging Company securities in margin accounts or as collateral for a loan,

•
Executive bonus payouts are based in large part on financial performance metrics that drive stockholder value, and

•
All equity awards have vesting requirements that align employees’ interests with stockholders.

CEO Pay Ratio
For fiscal year 2024, based on reasonable estimates, the median of the annual total compensation of our employees (other than our CEO) was $59,978 and the annual total compensation of our CEO, as reported in our Summary Compensation Table, was $4,749,493. Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of the median off all employees was 79.2:1.
Employees Included.   September 27, 2024, was used to determine the median employee (the “determination date”). At the determination date, we had approximately 2,300 employees worldwide. In identifying the worldwide median employee, we included all our employees (except for our CEO).
Selecting Median Employee.   In identifying the median employee, we used base salary (or hourly rate multiplied by 2024 work schedule for hourly employees) for fiscal year 2024 plus each employees’ annual cash incentive opportunity as of the determination date (in each case annualized for regular part-time employees and full-time employees who joined during the fiscal year). No adjustments were made for cost of living or low compensation standards in any countries. Pay for non-U.S. employees was converted to U.S. dollars using currency exchange rates as of the determination date. There was one median employee identified. In accordance with SEC rules, we selected the employee with the most representative set of compensation components with respect to our workforce as a whole.
The SEC’s rules for identifying the median compensated employee and calculating the CEO pay ratio allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Pay Versus Performance
The following table shows the total compensation for our NEOs for the past three fiscal years as set forth in the Summary Compensation Table, the “compensation actually paid” (“CAP”) to our PEO (Sunny Sanyal, Chief Executive Officer since 2017) and on an average basis, our other NEOs (in each case, as determined under SEC rules), our Total Shareholder Return (“TSR”), our peer group TSR (Dow Jones Medical Equipment Index), our net income, and Adjusted EBIT.
Fiscal Year (a)	Summary Compensation Table Total for PEO(1) (b)	Compensation Actually Paid to PEO(2) (c)	Average Summary Compensation Table Total for non-PEO NEOs(3) (d)	Average Compensation Actually Paid to non-PEO NEOs(2) (e)	Total Shareholder Return(4) (f)	Peer Group Total Shareholder Return(4) (g)	Net Income ($M)(5) (h)	Adjusted EBIT ($M)(6) (i)
2024	$4,749,493	$1,120,801	$1,290,131	$591,607	$96.36	$128.04	$(47.7)	$46.0
2023	$4,520,898	$3,662,554	$1,193,495	$1,007,091	$151.90	$103.50	$48.20	$95.6
2022	$4,468,518	$1,174,621	$1,287,188	$488,292	$170.90	$96.43	$30.30	$108.1
2021	$4,693,287	$10,133,081	$1,223,857	$2,735,407	$231.04	$128.45	$17.40	$99.3

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for our PEO (Sanyal) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Executive Compensation Tables — Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) and (e) represent the amount of CAP, as computed in accordance with SEC rules. These dollar amounts do not reflect the actual amounts of compensation earned by or paid to our NEOs during the applicable year. For purposes of calculating CAP, the fair value of equity awards is calculated in accordance with ASC Topic 718 using the same assumption methodologies used to calculate the grant date fair value of awards for purposes of the Summary Compensation Table (refer to “Executive Compensation — Summary Compensation Table” for additional information). As such, CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. The following table details these adjustments:

Fiscal Year		SCT (a)	Less: Grant Date Value of New Awards (b)	Plus: Year End Value of New Awards (i)	Plus (less): Change in Value of Prior Awards (ii)	Plus (less): Change in Value of Vested Awards (iii)	Less: Prior Year End Value of Failed to Vest Awards (iv)	CAP
2024	PEO	$4,749,493	$(3,749,998)	$2,069,721	$(1,766,701)	$(181,713)	—	$1,120,801
2024	NEOs	$1,290,131	$(781,194)	$455,283	$(285,426)	$(87,187)	—	$591,607

(a)
The dollar amounts reported in the Summary Compensation Table for the applicable year.

(b)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(i – iv)
The recalculated value of equity awards for each applicable year includes the addition (or subtraction, as applicable) of the following:

(i)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year. This year-end value was calculated using the same methodology as (b);

(ii)
Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years from the end of the prior Fiscal Year to the end of the current Fiscal Year;

(iii)
Change in Fair Value as of Vesting Date (compared to prior Fiscal Year End) of Option Awards and Stock Awards Granted in the Current Year and Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year;

(iv)
Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year.

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows:

2024	Shubham Maheshwari, Kimberley E. Honeysett, Andrew J. Hartmann, and Karen L. Aranki
2023	Shubham Maheshwari, Kimberley E. Honeysett, Andrew J. Hartmann, and Mark S. Jonaitis
2022	Shubham Maheshwari, Kimberley E. Honeysett, Andrew J. Hartmann, and Brian W. Giambattista
2021	Shubham Maheshwari, Kimberley E. Honeysett, Andrew J. Hartmann, and Brian W. Giambattista

(4)
TSR determined in Column (f) is determined based on the value of an initial fixed investment of $100 in VREX on October 2, 2020, through the end of the listed fiscal year. TSR determined in Column (g) is determined based on the value of an initial fixed investment of $100 in the Dow Jones Medical Equipment Index on October 2, 2020, through the end of the listed fiscal year. We also use Dow Jones Medical Equipment Index in preparing the stock performance graph required by Item 201(e) of Regulation S-K for our Annual Report for the fiscal year ended September 27, 2024. Please note that last year’s table inadvertently reflected the results of the Dow Jones US Select Medical Equipment Index, rather than the returns of the Dow Jones Medical Equipment Index. The values for 2021, 2022,and 2023 have been updated from last year’s disclosure.

(5)
The dollar amounts in Column (h) are VREX’s GAAP Net Income for each fiscal year (in millions).

(6)
The Compensation Committee has selected Adjusted EBIT as the Company Selected Measure, which is the most important financial measure that links company performance with CAP. For additional information regarding how we calculate Adjusted EBIT see “Fiscal Year 2024 MIP Framework” beginning on page 52 of this Proxy Statement. Dollar amounts in Column (i) are VREX’s Adjusted EBIT for each fiscal year (in millions).

Performance Measures.   As described in more detail in our Compensation Discussion and Analysis above, a mix of performance measures are used in order to align executive pay with Company performance. As required by SEC rules, the financial performance measures identified as the most important for NEOs’ 2024 compensation decisions are listed in the table below.
Most Important Performance Measures Driving Compensation Actually Paid
Adjusted EBITDA Margin
Relative Total Shareholder Return
Adjusted EBIT
Relationship Between Compensation Actually Paid and Performance Measures.   The graphs below illustrate the relationship between CAP for our PEO and the average of the CAP for our remaining NEOs, with (i) our cumulative TSR and Peer Group TSR, (ii) our net income, and (iii) our Adjusted EBIT, in each case, for the fiscal years 2021 through 2024.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Varex & Peer TSR vs. Compensation Actually Paid
Compensation Actually Paid
Value of $100 Investment from 10/2/2020
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$240
$220
$200
$180
$160
$140
$120
$100
$80
$60
$10,133,081
$2,735,407
$1,174,621
$488,292
$3,662,554
$1,007,091
$1,120,801
$616,608
2021
2022
2023
2024
PEO CAP
Average NEO CAP
VREX
DJMEI

Varex Adjusted EBIT vs. Compensation Actually Paid
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Compensation Actually Paid
$120
$110
$100
$90
$80
$70
$60
$50
$40
$30
Adjusted EBIT ($M)
$10,133,081
$2,735,407
$1,174,621
$488,292
$3,662,554
$1,007,091
$1,120,801
$616,608
2021
2022
2023
2024
PEO CAP
Average NEO CAP
Adjusted EBIT ($M)

Varex Net Income vs. Compensation Actually Paid
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Compensation Actually Paid
$60
$50
$40
$30
$20
$10
$0
($10)
($20)
($30)
($40)
($50)
Net Income ($M)
$10,133,081
$2,735,407
$1,174,621
$488,292
$3,662,554
$1,007,091
$1,120,801
$616,608
2021
2022
2023
2024
PEO CAP
Average NEO CAP
Net Income ($M)

COMPANY POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS CLOSE IN TIME TO THE RELEASE OF MATERIAL NONPUBLIC INFORMATION
As discussed above, the Compensation Committee approves grants of equity awards to Section 16 Insiders, most SVPs, and other Vice Presidents and above who directly report to the CEO. The Compensation Committee also annually approves a delegated pool of equity to be granted by the CEO to employees who are not in the group approved by the Compensation Committee. Grants may be made to selected newly hired individuals throughout the year on an off-cycle basis coincident with a fixed date near the next regularly scheduled quarterly meeting of the Compensation Committee following their date of hire. Special grants to continuing employees, such as for promotions or retention purposes, are typically approved coincident with a fixed date near the first regularly scheduled quarterly Compensation Committee meeting following the recommendation to make a special grant.
The date of grant of an equity award had historically been the date approved by the Compensation Committee except in instances where our trading “blackout” was in effect or if our management knew of material, non-public information about the Company. Those equity awards were granted effective as of the close of the business day after the “blackout” expired, or the close of the second business day after the public release of the material, non-public information, as applicable. Our standard quarterly “blackout” period begins two weeks prior to the end of each fiscal quarter and ends two full business days after we publicly release our quarterly financial and operational results for the quarter. However, in September 2020, with the intent of simplifying the grant process while minimizing the potential for grants being made when management could possibly possess material inside information, the Compensation Committee approved fixed grant dates of the 15th of February, May, August, or November for subsequent equity grants. The November 15 fixed grant date was later modified to December 10, to ensure that the grant date would follow the filing of our Annual Report on Form 10-K.
During fiscal year 2024, no named executive officer received a grant of stock options during the period beginning four business days before, and ending one business day after, the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that discloses material nonpublic information.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review, Approval or Ratification of Related Person Transactions
The Nominating Committee is responsible for the review, approval, or ratification of “related person transactions” between the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, nominee for director, or executive officer since the beginning of the last fiscal year, or a more than five percent stockholder, and their immediate family members. Such transactions may include employment or consulting relationships with a related person or contracts under which we receive goods or services from (or provide goods and services to) a related person or a company for which the related person is an employee or otherwise affiliated. The Board has adopted written policies and procedures that apply to any transaction or series of transactions in which the Company or one of its subsidiaries is a participant and a related person has a direct or indirect material interest. Generally, for a transaction to be approved, the Nominating Committee must be informed or have knowledge of (i) the related person’s relationship with the Company and interest in the transaction; (ii) the material facts of the proposed transaction, including a description of the nature and potential aggregate value of the proposed transaction; (iii) the benefits, if any, to the Company of the proposed transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed transaction or situation is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
The Nominating Committee has, however, determined that a related person does not have a direct or indirect material interest in the following categories of transactions:
•
any transaction with another company for which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s shares, if the amount involved does not exceed the greater of $1 million, or 2% of that company’s total annual revenue, and the related person is not involved in the decision-making process for such transaction;
•
any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university for which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the amount involved does not exceed the lesser of $1 million, or 2% of the charitable organization’s total annual receipts, and the related person is not involved in the decision-making process for such transaction;

•
compensation to executive officers determined by the Compensation Committee;

•
compensation to directors determined by the Board; and

•
transactions in which all security holders receive proportional benefits.

Transactions involving related persons that are not included in one of the above categories are forwarded to our legal department to determine whether the related person could have a direct or indirect material interest in the transaction, and any such transaction is forwarded to the Nominating Committee for review. The Nominating Committee determines whether the related person has a material interest in a transaction and may approve, ratify, terminate, or take other action with respect to the transaction in its discretion. There were no related party transactions outside the above categories during fiscal year 2024.
NOTE ABOUT FORWARD-LOOKING STATEMENTS
In this proxy statement, we have disclosed information which may be considered forward-looking within the meaning of the U.S. federal securities laws. Forward-looking statements may appear throughout this proxy statement. In some cases, you can identify these forward-looking statements by the use of terms such as “believe,” “will,” “expect” anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” and “continue to,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to statements regarding the Amended ESPP, the amendment to our Certificate of Incorporation, our executive compensation program, our sustainability/ESG strategies and initiatives, and our business opportunities, initiatives, strategy, and related actions. For information regarding risks and uncertainties associated with our business and a discussion of some of the factors that may cause actual results to differ materially from the results expressed or implied by such forward-looking statements, please refer to our SEC filings, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of our 2024 Annual Report on Form 10-K. We undertake no obligation to update information in this proxy statement.
INFORMATION REFERENCED IN THIS PROXY STATEMENT
Please note that information on, or that can be accessed through, our website is not part of these proxy soliciting materials, is not deemed “filed” with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, and, except for information filed by the Company under the cover of Schedule 14A, is not deemed to be proxy soliciting materials.

APPENDIX A
VAREX IMAGING CORPORATION
2017 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

VAREX IMAGING CORPORATION
2017 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
SECTION 1
PURPOSE
The Varex Imaging Corporation 2017 Employee Stock Purchase Plan was adopted by the Board on January 9, 2017 and approved by Varian Medical Systems, Inc., as the sole stockholder of the Company on January 9, 2017, and the Plan became effective as of January 20, 2017. On November 19, 2021, the Board approved the amendment and restatement of the Plan, which was approved by the Company’s stockholders on February 10, 2022. On November 21, 2024, the Board approved an amendment to the Plan, which was approved by the Company’s stockholders on February       , 2025.
The purpose of the Plan is to provide eligible employees of the Company and its participating Subsidiaries with the opportunity to purchase Common Stock through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Code.
SECTION 2
DEFINITIONS
2.1   “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
2.2   “Board” means the Board of Directors of the Company.
2.3   “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
2.4   “Committee” shall mean the committee appointed by the Board to administer the Plan. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. The Plan shall be administered by the Compensation and Management Development Committee of the Board.
2.5   “Common Stock” means the common stock of the Company.
2.6   “Company” means Varex Imaging Corporation, a Delaware corporation.
2.7   “Compensation” means a Participant’s regular wages. The Committee, in its discretion, may (on a uniform and nondiscriminatory basis) establish a different definition of Compensation prior to an Enrollment Date for all options to be granted on such Enrollment Date.
2.8   “Eligible Employee” means every Employee of an Employer, except, subject to requirements of Section 423 of the Code, (a) any Employee who immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code), (b) any Employee not scheduled to work at least five months every calendar year or at least 20 hours per week, or (c) in the Committee’s sole discretion, “highly compensated employees” (within the meaning of Section 414(q) of the Code), and/or any other Employees who may be excluded from participation in the Plan under Section 423 of the Code.
2.9   “Employee” means an individual who is a common-law employee of any Employer, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.10   “Employer” or “Employers” means any one or all of the Company, and those Subsidiaries which, with the consent of the Board, have adopted the Plan.
2.11   “Enrollment Date” means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time on which Eligible Employees become Participants in the Plan.
2.12   “Grant Date” means any date on which a Participant is granted an option under the Plan.
2.13   “Offering Period” means the period during which an option will be in effect, which period will not exceed 27 months beginning with the Grant Date. The Committee, in its discretion, may provide for an Offering Period with more than one Purchase Date and a “reset feature”.
2.14   “Participant” means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8.
2.15   “Plan” means the Varex Imaging Corporation Employee Stock Purchase Plan, as set forth in this instrument and as hereafter amended from time to time.
2.16   “Purchase Date” means such date that shares of Common Stock are purchased under an option as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.
2.17   “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
SECTION 3
SHARES SUBJECT TO THE PLAN
3.1   Number Available.   The number of shares of Common Stock subject to the Plan shall be 2,700,000 (subject to adjustment under Section 3.2). If any option granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such option will again become available for issuance under the Plan. The stock purchasable under the Plan may be authorized but unissued shares, treasury shares or reacquired shares, including shares repurchased by the Company on the open market.
3.2   Adjustments.   In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Board shall make appropriate adjustments in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.
SECTION 4
ENROLLMENT
4.1   Participation.   Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an Eligible Employee must complete and submit to the Company an enrollment form in such form, manner and by such deadline as may be specified by the Committee from time to time (in its discretion and on a nondiscriminatory basis). Any Participant whose option expires and who has not withdrawn from the Plan automatically will be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expires.
4.2   Payroll Withholding.   On his or her enrollment form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation pursuant to such procedures as the Committee may specify from time to time. A Participant may elect to have withholding equal to a whole percentage from 1% to 10% (or such lesser, or greater, percentage that the Committee may establish from time to time for all options to be granted on any Enrollment Date) of his or her Compensation. A

Participant may elect to increase or decrease his or her rate of payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. A Participant may stop his or her payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. In order to be effective as of a specific date, an enrollment form must be received by the Company no later than the deadline specified by the Committee, in its discretion and on a nondiscriminatory basis, from time to time. Any Participant who is automatically re-enrolled in the Plan will be deemed to have elected to continue his or her contributions at the percentage last elected by the Participant.
SECTION 5
OPTIONS TO PURCHASE COMMON STOCK
5.1   Grant of Option.   On each Enrollment Date on which the Participant enrolls or re-enrolls in the Plan, he or she shall be granted an option to purchase shares of Common Stock.
5.2   Duration of Option.   Each option granted under the Plan shall expire upon the earliest to occur of (a) the completion of the purchase of shares on the last Purchase Date in the Offering Period or (b) the date on which the Participant ceases to be such for any reason.
5.3   Number of Shares Subject to Option.   The number of shares available for purchase by each Participant under the option will be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.
5.4   Other Terms and Conditions.   Each option shall be subject to the following additional terms and conditions:
(a)   payment for shares purchased under the option shall be made only through payroll withholding under Section 4.2;
(b)   purchase of shares upon exercise of the option will be accomplished only in accordance with Section 6.1;
(c)   the price per share under the option will be determined as provided in Section 6.1; and
(d)   the option in all respects shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Committee shall determine from time to time in its discretion.
SECTION 6
PURCHASE OF SHARES
6.1   Exercise of Option.   Subject to Section 6.2, on each Purchase Date, the funds then credited to each Participant’s account shall be used to purchase whole shares of Common Stock. Any cash remaining after whole shares of Common Stock have been purchased that represents a fractional share shall be carried forward in the Participant’s account for the purchase of shares on the next Purchase Date; provided however, that in all other instances, any remaining amounts shall be refunded to the Participant (without interest thereon). The price per share of the shares purchased under any option granted under the Plan shall be eighty-five percent (85%) of the lower of:
(a)   the last quoted per share selling price on an established securities market for shares of Common Stock on the Grant Date for such option, or if there were no sales on such date, the last quoted per share price for shares on the most recent preceding date on which there were sales of shares of Common Stock; or
(b)   the last quoted per share selling price on an established securities market for shares of Common Stock on the Purchase Date or if there were no sales on such date, the last quoted per share price for shares on the most recent preceding date on which there were sales of shares of Common Stock.
Notwithstanding the foregoing, the maximum number of shares purchasable by any Participant on any one Purchase Date for any Offering Period shall not exceed 2,000 shares (subject to adjustment under

Section 3.2 and change pursuant to Section 5.3), and any amount not applied to the purchase of shares on behalf of a Participant by reason of such limitation shall be refunded to that Participant (without interest thereon).
6.2   Delivery of Shares.   As directed by the Committee in its sole discretion, shares purchased on any Purchase Date shall be delivered directly to the Participant or to a custodian or broker (if any) designated by the Committee to hold shares for the benefit of the Participants. As determined by the Committee from time to time, such shares shall be delivered as physical certificates or by means of a book entry system.
6.3   Exhaustion of Shares.   If at any time the shares available under the Plan are over-enrolled, enrollments shall be reduced proportionately to eliminate the over-enrollment. Such reduction method shall be “bottom up,” with the result that all option exercises for one share shall be satisfied first, followed by all exercises for two shares, and so on, until all available shares have been exhausted. Any funds that, due to over-enrollment, cannot be applied to the purchase of whole shares shall be refunded to the Participants (without interest thereon).
6.4   Accrual Limitations.   No Participant shall be entitled to accrue rights to acquire shares of Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with rights accrued under other purchase rights outstanding under this Plan and similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or any of its Subsidiaries, would otherwise permit such Participant to purchase more than Twenty-Five Thousand U.S. Dollars (US$25,000) worth of stock of the Company or any Subsidiary (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding. For purposes of applying the accrual limitations of this Section 6.4, the right to acquire shares of Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows: (i) the right to acquire shares of Common Stock under each such purchase right shall accrue as and when the purchase right first becomes exercisable during the calendar year; and (ii) no right to acquire shares of Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Twenty-Five Thousand U.S. Dollars (US$25,000) worth of shares of Common Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year. If by reason of this Section 6.4, one or more purchase rights of a Participant do not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase rights shall be promptly refunded in the currency originally collected (without interest thereon). In the event there is any conflict between the provisions of this Section 6.4 and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Section 6.4 shall be controlling.
SECTION 7
WITHDRAWAL
7.1   Withdrawal.   A Participant may withdraw from the Plan by submitting a completed Employee Stock Purchase Plan Authorization form to the Company in such form and manner prescribed by the Company (in its discretion and on a uniform and nondiscriminatory basis). A withdrawal will be effective only if it is received by the Company by the deadline specified by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time. When a withdrawal becomes effective, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon).
SECTION 8
CESSATION OF PARTICIPATION
8.1   Termination of Status as Eligible Employee.   A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from all Employers for any reason). As soon as practicable after such cessation, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon). For purposes of determining whether a Participant ceases to be an Eligible Employee, a Participant is still considered to be employed by an Employer if such individual is on a Company-approved leave of absence; provided however, that if such leave of absence exceeds three months, and the Participant’s right to reemployment is not guaranteed either by statute or by contract, the Participant shall cease to be an Eligible Employee on the first day following such three month period.
SECTION 9
DESIGNATION OF BENEFICIARY
9.1   Designation.   Each Participant may, pursuant to such uniform and nondiscriminatory procedures as the Committee may specify from time to time, designate one or more beneficiaries to receive any amounts credited to the Participant’s account at the time of his or her death. Notwithstanding any contrary provision of this Section 9, Sections 9.1 and 9.2 shall be operative only after (and for so long as) the Committee determines (on a uniform and nondiscriminatory basis) to permit the designation of beneficiaries.
9.2   Changes.   A Participant may designate different beneficiaries (or may revoke a prior beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.
9.3   Failed Designations.   If a Participant dies without having effectively designated a beneficiary, or if no beneficiary survives the Participant, the Participant’s account shall be payable to his or her estate.
SECTION 10
ADMINISTRATION
10.1   Plan Administrator.   The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan.
10.2   Actions by Committee.   Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.
10.3   Powers of Committee.   The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:
(a)   To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;
(b)   To determine any and all considerations affecting the eligibility of any employee to become a Participant or to remain a Participant in the Plan;
(c)   To cause an account or accounts to be maintained for each Participant;
(d)   To determine the time or times when, and the number of shares for which options shall be granted, and the terms of each Offering Period;
(e)   To establish and revise an accounting method or formula for the Plan;
(f)   To designate a custodian or broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;
(g)   To determine the status and rights of Participants and their beneficiaries or estates;

(h)   To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;
(i)   To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;
(j)   To adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States;
(k)   To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan.
10.4   Decisions of Committee.   All actions, interpretations, and decisions of the Committee shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.
10.5   Administrative Expenses.   All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of shares may be charged to the account of each Participant. Any brokerage fees for the purchase of shares by a Participant, fees and taxes (including brokerage fees) for the transfer, sale or resale of shares by a Participant, or the issuance of physical share certificates, shall be borne solely by the Participant.
10.6   Eligibility to Participate.   No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan.
10.7   Indemnification.   Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee and the Board, from and against any and all losses, claims, damages or liabilities (including attorneys’ fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.
SECTION 11
CORPORATE TRANSACTION
11.1   Effect of Corporate Transaction on Options.   Upon the occurrence of (a) a merger, combination, consolidation, reorganization or other corporate transaction; (b) an exchange of shares of Common Stock or other securities of the Company; (c) a sale of all or substantially all the business, stock or assets of the Company; (d) a dissolution of the Company; or (e) any event in which the Company does not survive (or does not survive as a public company in respect of its shares of Common Stock), then (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding options or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the transaction) for outstanding options, or (ii) if any surviving or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue such options or does not substitute similar rights for such options, then the Participants’ accumulated contributions will be used to purchase shares of Common Stock within ten business days prior to the transaction through the exercise of outstanding options on such actual date as determined by the Committee in its discretion, and all such outstanding options will terminate immediately after such purchase.

SECTION 12
AMENDMENT, TERMINATION, AND DURATION
12.1   Amendment, Suspension, or Termination.   The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all amounts then credited to Participants’ accounts which have not been used to purchase shares shall be returned to the Participants (without interest thereon) as soon as administratively practicable.
SECTION 13
GENERAL PROVISIONS
13.1   Participation by Subsidiaries.   One or more Subsidiaries of the Company may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board. By adopting the Plan, a Subsidiary shall be deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority (a) to the Board to amend the Plan, and (b) to the Committee to administer and interpret the Plan. An Employer may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.
13.2   Inalienability.   In no event may either a Participant, a former Participant or his or her beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant’s interest in the Plan is not transferable pursuant to a domestic relations order.
13.3   Severability.   In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
13.4   Requirements of Law.   The granting of options and the issuance of shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate.
13.5   Compliance with Rule 16b-3.   Any transactions under this Plan with respect to officers (as defined in Rule 16a-1 promulgated under the 1934 Act) are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.
13.6   No Enlargement of Employment Rights.   Neither the establishment or maintenance of the Plan, the granting of options, the purchase of shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.
13.7   Apportionment of Costs and Duties.   All acts required of the Employers under the Plan may be performed by the Company for itself and its Subsidiaries, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is thereunto duly authorized by the Employers.

13.8   Construction and Applicable Law.   The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. Any provision of the Plan which is inconsistent with Section 423(b) of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423(b). The provisions of the Plan shall be construed, administered and enforced in accordance with such Section and with the laws of the State of Delaware (excluding Delaware’s conflict of laws provisions).
13.9   Captions.   The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience, and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

EXECUTION
IN WITNESS WHEREOF, Varex Imaging Corporation, by its duly authorized officer, has executed this Plan.
VAREX IMAGING CORPORATION
Dated:
By:

Title:

APPENDIX B
As discussed in Proposal Five, proposed changes to the Amended and Restated Certificate of Incorporation of Varex Imaging Corporation are shown below. If Proposal Five is approved by our stockholders, the changes to Article VIII would become effective upon filing of the Certificate Amendment with the Secretary of State of Delaware. Additions are indicated by double-underlining and deletions are indicated by strike-outs.
ARTICLE VIII.
To the fullest extent permitted by the DGCL~~,~~ as the same exists or as may hereafter be amended, ~~a~~no director or officer of the Corporation shall ~~not~~ be personally liable ~~either~~ to the Corporation or ~~to any of~~ its stockholders for monetary damages for breach of fiduciary duty as a director~~. Any amendment or modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal~~officer. If the DGCL is hereafter ~~is~~amended to authorize corporate action further ~~eliminate~~limiting or ~~limit~~eliminating the personal liability of ~~a director~~directors or officers, then ~~a director~~the liability of the directors or officers of the Corporation ~~in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence~~shall ~~not~~be ~~liable~~limited or eliminated to the fullest extent permitted by the DGCL, as so amended ~~DGCL~~from time to time. Any amendment or repeal of this Article VIII, or the adoption of any provision of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation inconsistent with this Article VIII, shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment or repeal or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such amendment or repeal or adoption of such inconsistent provision.

B-1

VAREX IMAGING CORPORATION 1678 S. PIONEER ROADSALT LAKE CITY, UT 84104 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 12, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/VREX2025You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 12, 2025. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V59768-P21069 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. VAREX IMAGING CORPORATION The Board of Directors recommends you vote FOR the following: 1.To elect seven directors to serve until the 2026 Annual Meeting of Stockholders.Nominees: For Withhold Abstain 1a. Kathleen L. Bardwell !!! The Board of Directors recommends you vote every ONE YEAR on the following proposal: 1 Year 2 Years 3 Years Abstain 1b. Jocelyn D. Chertoff, M.D. !!! 3.To hold an advisory vote on how frequently we conduct an advisory vote of stockholders on our executive compensation. !!! 1c. Timothy E. Guertin !!! The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 1d. Jay K. Kunkel !!! 4.To approve the Varex Imaging Corporation 2017 Employee Stock Purchase Plan, as amended.!!! 1e. Walter M. Rosebrough, Jr. !!! The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 1f. Sunny S. Sanyal1g. Christine A. Tsingos !!!!!! 5.To amend the Amended and Restated Certificate of Incorporation of Varex Imaging Corporation to limit theliability of certain officer as permitted by law.!!! The Board of Directors recommends you vote FOR the following proposal: For Against Abstain The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2.To approve, on an advisory basis, our executive compensation as described in the accompanying Proxy Statement.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 6.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025.NOTE: The proxyholders are authorized to vote on any other business as is properly brought before the Annual Meeting for action in accordance with their judgment as to the best interests of Varex Imaging Corporation. Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V59769-P21069 VAREX IMAGING CORPORATION2025 Annual Meeting of Stockholders February 13, 2025 4:30 PM Mountain TimeThis proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Sunny S. Sanyal and Kimberley E. Honeysett, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VAREX IMAGING CORPORATION that the stockholder(s) is/are entitled to vote at the 2025 Annual Meeting of Stockholders to be held at 4:30 PM, Mountain Time on February 13, 2025, and any adjournment or postponement thereof. This 2025 Annual Meeting of Stockholders will be held virtually and may be accessed by visiting www.virtualshareholdermeeting.com/VREX2025. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side